Exhibit 4.3












                          OLDCASTLE ARCHITECTURAL, INC.

                          UNION EMPLOYEES' 401(k) PLAN















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                          OLDCASTLE ARCHITECTURAL, INC.
                          UNION EMPLOYEES' 401(k) PLAN


                                TABLE OF CONTENTS


   ARTICLE I          DEFINITIONS..............................................2

   ARTICLE II         PARTICIPATION...........................................12
         2.01         Eligibility Requirements................................12
         2.02         Participation upon Reemployment.........................12
         2.03         Rights of Participants..................................12
         2.04         Election not to Participate.............................12

  ARTICLE III         PARTICIPANT DEFERRAL CONTRIBUTIONS......................13
         3.01         Effective Date and Special Definitions..................13
         3.02         Deferral Contributions..................................13
         3.03         Participant Deferrals - Limitations and Rules...........14
         3.04         Section 401(k) Nondiscrimination Test...................16
         3.05         Catch-up Contributions..................................19

   ARTICLE IV         EMPLOYER CONTRIBUTIONS..................................20
         4.01         Effective Date and Special Definitions..................20
         4.02         Employer Matching Contributions.........................20
         4.03         Nondiscrimination.......................................20
         4.04         Special Rules for Employer Matching Contributions.......20
         4.05         Employer Contributions..................................20
         4.06         Allocation of Employer Contributions....................20
         4.07         Reversion of Employer Contributions.....................21
         4.08         Correction of Prior Incorrect Allocations...............21

    ARTICLE V         ROLLOVER CONTRIBUTIONS, DIRECT ROLLOVERS, AND
                      NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS....................22
         5.01         Rollover Contributions and Direct Rollovers
                      from Other Plans........................................22
         5.02         Nondeductible Employee Contributions....................23
         5.03         Transfers...............................................23

   ARTICLE VI         CONTRIBUTION ALLOCATIONS AND LIMITATIONS................24
         6.01         Deferral Contributions..................................24
         6.02         Employer Contributions..................................24
         6.03         Allocation of Rollover Contribution.....................24
         6.04         Limitation on Annual Addition...........................24

  ARTICLE VII         VALUATION OF FUND, ALLOCATION OF GAINS AND LOSSES AND
                      INVESTMENTS.............................................27
         7.01         Valuation of Fund.......................................27
         7.02         Allocation of Gains and Losses..........................27
         7.03         Daily Valuation.........................................27
         7.04         Investment Funds........................................28
         7.05         Investment of Contributions.............................28
         7.06         Investment of Earnings..................................28
         7.07         Transfer of Assets between Funds........................28
         7.08         Change in Investment Direction..........................28
         7.09         Section 404(c) Plan.....................................28

 ARTICLE VIII         RETIREMENT, DEATH, DISABILITY AND TERMINATION OF
                      EMPLOYMENT..............................................29
         8.01         100% Vesting in Certain Accounts........................29
         8.02         Normal Retirement.......................................29
         8.03         Late Retirement.........................................29
         8.04         Death Benefits..........................................29
         8.05         Disability..............................................30
         8.06         Termination of Employment...............................31

   ARTICLE IX         DISTRIBUTION OF BENEFITS TO PARTICIPANTS................32
         9.01         Method of Payment.......................................32
         9.02         Commencement of Benefits................................32
         9.03         Death Distributions.....................................33
         9.04         Beneficiaries...........................................33
         9.05         Account Adjustments.....................................33
         9.06         Cash-Out Procedure......................................34
         9.07         Buy-Back Procedure......................................34
         9.08         Reemployment After One Year Break in Service............34
         9.09         Requirement for Direct Rollovers........................35
         9.10         Consent and Notice......................................36

     ARTICLE X        IN-SERVICE DISTRIBUTIONS................................37
         10.01        Hardship................................................37
         10.02        Age 59 1/2Distributions.................................38
         10.03        Nondeductible Contributions and
                      Rollover Contributions..................................38
         10.04        Loan Program............................................39
         10.05        Form of Payment.........................................39

    ARTICLE XI        PLAN ADMINISTRATION.....................................40
         11.01        Establishment of the Administrative
                      and Investment Committee................................40
         11.02        Powers of the Administrative and
                      Investment Committee....................................40
         11.03        Duties of the Administrative and
                      Investment Committee....................................41
         11.04        Actions by the Committee or a Subcommittee..............41
         11.05        Action Taken in Good Faith..............................42
         11.06        Benefit Application and Claims Procedure................42
         11.07        Allocation of Responsibilities..........................43

   ARTICLE XII        THE TRUST FUND AND TRUSTEE..............................44
         12.01        Existence of Trust......................................44
         12.02        Exclusive Benefit Rule..................................44
         12.03        Removal of Trustee......................................44
         12.04        Powers of Trustee.......................................44
         12.05        Integration of Trust....................................44

  ARTICLE XIII        AMENDMENT AND TERMINATION...............................45
         13.01        Right to Amend..........................................45
         13.02        Right to Terminate......................................45
         13.03        Vesting upon Termination or Partial Termination.........45
         13.04        Distributions upon Termination..........................46
         13.05        Merger..................................................46

ARTICLE XIV           TOP HEAVY PROVISIONS....................................47
         14.01        Top Heavy Provisions....................................47

ARTICLE XV            MISCELLANEOUS PROVISIONS................................48
         15.01        Prohibition Against Diversion...........................48
         15.02        Prudent Man Rule........................................48
         15.03        Responsibilities of Parties.............................48
         15.04        Reports Furnished Participants..........................48
         15.05        Reports Available to Participants.......................48
         15.06        Reports Upon Request....................................49
         15.07        Merger or Consolidation of Plan Sponsor.................49
         15.08        Non-Alienation or Assignment............................49
         15.09        Plan Continuance Voluntary..............................50
         15.10        Suspension of Contributions.............................50
         15.11        Payments to Minors and Others...........................50
         15.12        Unclaimed Benefits......................................50
         15.13        Amendment of Former Vesting Schedule....................50
         15.14        Indemnification.........................................51
         15.15        Agreement Not An Employment Contract....................51
         15.16        Governing Law...........................................51
         15.17        Headings Not Part of Agreement..........................51

APPENDIX A      Thomasville Local 7343 Employees..............................53

APPENDIX B      Lee Local D-132 Employees.....................................57




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                          OLDCASTLE ARCHITECTURAL, INC.
                          UNION EMPLOYEES' 401(k) PLAN


     WHEREAS, Oldcastle Architectural, Inc. ("Employer" or "Plan Sponsor") desires to implement a 401(k) plan for the benefit of its employees covered by collective bargaining agreements with various unions; and

     WHEREAS, said Plan is intended to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"), the Employee Retirement Income Security Act of 1974 ("ERISA") and subsequent acts of Congress, and the Plan shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA and all formal regulations and rulings issued under the Code and ERISA;

     NOW, THEREFORE, the Oldcastle Architectural, Inc. Union Employees' 401(k) Plan is stated as hereinafter provided to be effective as of October 1, 2002, except as otherwise specifically provided herein.

     All contributions made by the Employer to this Plan are expressly conditioned upon qualification of the Plan under Section 401(a) of the Code, and upon the deductibility of such contributions under Section 404 of the Code.

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Plan and the accompanying Trust Agreement the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

     "Accounts" shall mean, collectively, the accounts established and maintained under the Plan for a Participant. In addition to such other Accounts as the Plan Administrator may deem necessary, the Plan Administrator shall establish and maintain such separate Accounts as are applicable for each Participant to be designated as follows:

     (a)......"Deferral    Contribution   Account"   which   shall   reflect   a
Participant's interest in the Plan resulting from his election to enter into a deferral agreement with the Employer pursuant to Section 3.03 hereof, as adjusted to reflect income, gains, losses and other credits or charges attributable thereto. A Participant's Deferral Contribution Account shall also reflect the Participant's interest in the Plan resulting from any Catch-up Contributions made pursuant to Section 3.05 hereof, as adjusted to reflect income, gains, losses and other credits or charges attributable thereto. There may also be established a subaccount under a Participant's Deferral Contribution Account to separately reflect a Participant's Catch-up Contributions.

     (b)......"Employer    Contribution   Account"   which   shall   reflect   a
Participant's interest in the Plan resulting from any Employer Contributions made pursuant to Section 4.05 hereof, as adjusted to reflect income, gains, losses and other credits or charges attributable thereto.

     (c)......"Employer  Matching  Contribution  Account"  which shall reflect a
Participant's  interest  in  the  Plan  resulting  from  any  Employer  Matching
Contributions made by the Employer pursuant to Section 4.02 hereof, and allocated to a Participant's Account by reason of the Deferral Contributions made on his behalf, as adjusted to reflect income, gains, losses and other credits or charges attributable thereto.

     (d)......"Rollover Account" which shall reflect a Participant's interest in the Plan resulting from any direct transfers made on his behalf of any "rollover contributions" the Participant may make pursuant to Section 5.01 hereof, as adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto.

     (e)......"Nondeductible  Employee Contribution Account" which shall reflect a Participant's interest in the Plan resulting from his election to make after-tax contributions pursuant to Section 5.02, as adjusted to reflect income, gains, leases and other credits or charges attributable to the note.

     (f)......"Qualified Nonelective Deferral Contributions Account" which shall reflect a Participant's interest in the Plan resulting from any Qualified Nonelective Deferral Contributions made by the Employer pursuant to Section 3.01(e) hereof, and allocated to a Participant's Account, as adjusted to reflect income, gains, losses and other credits or charges attributable thereto.

     "Adjustments" shall mean, for each Valuation Date, the sum of earnings, realized appreciation or depreciation, losses and expenses of the Trust Fund since the immediately preceding Valuation Date. For this purpose, all assets of the Trust Fund shall be valued at fair market value as of each Valuation Date.

     "Applicable Waiting Period" shall mean the waiting period described in the Appendices attached hereto that an Eligible Employee must meet to become a Participant in this Plan.

     "Basic Compensation" is described in the Appendices attached hereto. Notwithstanding the preceding, the Basic Compensation of each Employee taken into account under the Plan shall not exceed the compensation dollar limit under
Section 401(a)(17) of the Code, as adjusted for cost-of-living increases in accordance with 401(a)(17)(B) of the Code. If a compensation period under the Plan consists of fewer than 12 months, the applicable compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the compensation period, and the denominator of which is 12.

     "Beneficiary" shall mean the spouse of the Participant living at the Participant's death, unless such spouse has previously consented to the designation of another person, estate, trust or organization as Beneficiary in the manner required under Section 8.04 hereof. The Beneficiary of an unmarried Participant, and of a married Participant with a consenting spouse, shall be the person, trust, estate or organization designated by the Participant to receive his benefit under the Plan upon his death. If neither the Beneficiary nor Contingent Beneficiary survives the Participant or if no Beneficiary or Contingent Beneficiary has been effectively named, the distribution of benefits will be determined in accordance with Section 9.04 below.

     "Board of Directors" shall mean the Board of Directors of the Plan Sponsor.

     "Break in Service" shall mean a Plan Year or an Eligibility Computation Period during which the Participant has not completed more than 500 Hours of Service.

     A Break in Service shall not be deemed to have occurred in the case of any Employee who is absent from work for any period by reason of (a) pregnancy of the Employee; (b) the birth of a child of the Employee; (c) placement of a child with the Employee in connection with the adoption of a child by the Employee; or
(d) caring for such child for a period beginning immediately following such birth or adoption. An Employee who is absent from work for maternity or paternity reasons shall receive, solely for purposes of determining whether a Break in Service has occurred, credit for the Hours of Service which would otherwise have been credited to such individual, or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day for such absence. Notwithstanding the above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties. Any hours credited pursuant to this paragraph shall be credited as Hours of Service only (a) in the Plan Year or Eligibility Computation Period in which the absence from work begins for one of the permitted reasons if the crediting is necessary to prevent a Break in Service in that period, or (b) in the immediately following Plan Year or Eligibility Computation Period in any other case.

     No credit will be given pursuant to the preceding paragraph unless the Employee furnishes the Plan Administrator such timely information as the Plan Administrator determines is necessary to establish that the absence from work is for the reasons described in the above paragraph and the number of days for which there was such an absence is accurate.

     "Catch-up Contributions" shall mean the contributions made by an Employer during the Plan Year at the election of the Participant in lieu of cash compensation pursuant to a salary reduction agreement in accordance with Section
3.05 hereof.

     "Compensation" shall mean the term Compensation as defined in Section 6.04(a)(2) of the Plan. Compensation shall be used for the purpose of the Code
Section 415 limitations and for satisfying nondiscrimination testing required under the Code.

     "Contingent Beneficiary" shall mean the person, estate, trust, or organization duly designated by the Participant to receive any death benefit from the Plan in the event the designated Beneficiary does not survive the Participant.

     "Deferral Contributions" shall mean the contributions made by the Employer during the Plan Year at the election of the Participant in lieu of cash compensation pursuant to a written salary deferral agreement in accordance with Sections 3.02 and 3.03 hereof.

     "Determination Year" shall mean the Plan Year that is being tested.

     "Effective Date" shall mean the original effective date of the Plan, October 1, 2002, unless otherwise specifically provided herein.

     "Eligibility Computation Period" for eligibility purposes, shall initially mean the 12-consecutive month period commencing with the date on which an Employee first performs an Hour of Service for the Employer. Subsequent Eligibility Computation Periods shall be the Plan Year, commencing with the Plan Year which includes the first anniversary of the date the Employee first performs an Hour of Service for the Employer. An Employee who is credited with 1,000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period shall be credited with two Years of Service for purposes of eligibility to participate. Years of Service and Breaks in Service shall be measured on the same Eligibility Computation Period.

     "Eligible Employee" shall mean each Employee of the Employer who meets the criteria specified in the Appendices attached hereto.

     "Eligible Participant" shall mean any Eligible Employee of the Employer who meets the eligibility criteria specified in Article II and the Appendices attached hereto.

     The Plan shall take into account the actual deferral ratios of all Eligible Participants for purposes of the Actual Deferral Percentage test set forth in
Section 401(k) of the Code. For this purpose, the term Eligible Participant shall mean any Eligible Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: (a) an Employee who would be a Participant but for the failure to make required contributions; (b) an Employee whose eligibility to make Deferral Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and (c) an Employee who cannot defer because of the Code Section 415 limits on Annual Additions. In the case of an Eligible Participant who makes no Deferral Contributions, the deferral ratio for that Eligible Participant that is to be included in determining the Actual Deferral Percentage is zero.

     "Employee" shall mean each individual employed by the Employer maintaining the Plan or any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code. The term Employee shall also include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute 20% or less of the Employer's "non-highly compensated work force" within the meaning of
Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code.

     If an individual should become an Eligible Employee under this Plan, all Years of Service with the Employer before the individual entered the Plan, including Years of Service in any non-covered employment shall be counted for purposes of eligibility and vesting.

     "Employer" shall mean Oldcastle Architectural, Inc., its successors and assigns, and, subject to the provisions of Section 15.07, any company into which it may be merged or consolidated or to which all or substantially all of its assets may be transferred. The term Employer shall also include any other corporation, partnership or sole proprietorship which has adopted or hereafter adopts the Plan with the approval of the Plan Sponsor. In addition, for purposes of determining an Employee's Hours of Service, the term Employer shall include:

     (a)......any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Section 414(b), (c) and (m) of the Code, respectively) of which an Employer adopting the Plan is a member, but only for such period as the corporation or trade or business and the adopting Employer are or were considered members of the group;

     (b) any corporation or trade or business for which a "leased employee" (within the meaning of Section 414(n) of the Code) performs services, but only for such period as the leased employee performs such services; and

     (c) any corporation or trade or business which has been acquired directly or indirectly by the Plan Sponsor as described in the Appendices, provided that such corporation or trade or business shall be treated as an Employer under this Plan only during such Plan Years as are designated by the Board of Directors of the Plan Sponsor, and only with respect to those persons employed by such corporation or trade or business on the date it was acquired by the Plan Sponsor.

     For purposes of the defined terms "Highly Compensated Employee" and "Non-Highly Compensated Employee," an "Employer" shall mean the corporation, partnership or sole proprietorship which has adopted this Plan and shall include any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control, or an affiliated service group (within the meaning of Sections 414(b), (c), and (m) of the Code, respectively) of which the entity identified above is a member. Any employer so aggregated with the Plan Sponsor under this definition shall be referred to under the Plan as an "Affiliated Employer."

     "Employer Contributions" shall mean the contributions made by the Employer in accordance with Section 4.05 hereof.

     "Employer Matching Contributions" shall mean the contributions made by the Employer during the Plan Year in accordance with Section 4.02 by reason of the Participant's election to have Deferral Contributions made on his behalf.

     "Fiduciary" shall mean and include the Trustee, Plan Administrator, Plan Sponsor, and any other person who:

     (a)  exercises  any  discretionary   authority  or  discretionary   control
respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

     (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so;

     (c) has any discretionary authority or discretionary responsibility in the administration of the Plan; or

     (d) is described as a "fiduciary" in Section 3(14) or (21) of ERISA or is designated to carry out fiduciary responsibilities pursuant to this Plan and the Trust Agreement to the extent permitted by Section 405(c)(1)(B) of ERISA.

     "Forfeiture" shall mean that portion of a Participant's Employer Matching Contribution Account or Employer Contribution Account that is forfeitable as determined under the vesting schedule described in Section 8.07 hereof. Forfeitures of Employer Matching Contributions and Employer Contributions may be used first as specified in Sections 4.08 and 9.07 of the Plan, may next be used to pay for administrative expenses of the Plan, and the remaining Forfeitures shall be applied against and proportionately reduce future Employer Matching Contributions and Employer Contributions, provided, however, that any such Forfeitures shall not be so applied until the last day of the Plan Year in which the earliest of the following events occurs:

     (a) the termination of employment of a Participant who has no vested interest in such accounts;

     (b)  the   distribution   of  the  entire   nonforfeitable   portion  of  a
Participant's Accounts; or

     (c) the last day of the Plan Year in which the Participant incurs five consecutive Breaks in Service.

     A Forfeiture will only occur in the event of an occurrence described in Subsections (a), (b) or (c) above, and only then shall the nonvested portion of a Participant's Account be used to offset future Employer Matching Contributions and Employer Contributions. Such offset shall take place as of the first Valuation Date for the Plan Year after the Plan Year in which the Forfeiture occurs.

     "Highly Compensated Employee" shall mean any Employee or former Employee who is required to be treated as a highly compensated employee as determined by the Plan Administrator in accordance with Code Section 414(q) and any procedures, rulings and regulations issued thereunder.

     "Hour of Service" shall mean:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during a Plan Year.

     (b) Except as otherwise provided in this Subsection (b), each hour for which an Employee is paid, or entitled to payment from the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. An Employee shall be entitled to 40 Hours of Service for each work week that consists of a period described in the preceding sentence, provided that:

     (1) No more than 501 Hours of Service will be credited under this Subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year).

     (2) Hours of Service shall not be credited on account of a period during which an Employee is paid or entitled to payment and with respect to which no duties are performed, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability service laws, or if the payment merely reimburses the Employee for medical or medically related expenses incurred by the Employee.

     (3) For purposes of this Subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of a particular Employee or are on behalf of a group of Employees in the aggregate.

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under Subsection (a) or Subsection (b) and under this Subsection
(c). The crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) shall be subject to the limitations described in Paragraphs (1), (2) and (3) of Subsection (b).

     The crediting of Hours of Service shall be subject to all the rules contained in Paragraphs (b) and (c) of the United States Department of Labor Regulations Section 2530.200b-2. Any Employee for which actual hours are not maintained shall be credited with 45 Hours of Service under this definition for each week during which such Employee works at least one hour. For purposes of this definition, service for any employer required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) shall be treated as service for the Employer.

     The Hours of Service for an Employee who is compensated for the Plan Year solely on the basis of commissions, as opposed to salary or hourly pay, shall be deemed to equal the quotient of such Employee's Basic Compensation divided by the lowest minimum wage under the Fair Labor Standards Act of 1938, as amended, in effect at any time during the Plan Year.

     "Investment Fund" shall mean the investment fund authorized by the Plan Administrator and established by the Trustee as the investment medium for the Trust Fund.

     "Investment Manager" shall mean any Fiduciary (other than a trustee or named fiduciary) who:

     (a) has the power to manage, acquire, or dispose of any asset of the Plan;

     (b) is a bank, insurance company, or an investment advisor registered under the Investment Advisers Act of 1940; and

     (c) has acknowledged in writing that he is a fiduciary with respect to the Plan.

     "Nondeductible Employee Contributions" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained in a separate account to which earnings and losses are allocated.

     "Non-Highly Compensated Employee" shall mean any Employee of the Employer who is not a Highly Compensated Employee.

     "Normal Retirement Date" shall mean the date described in the Appendices attached hereto.

     "Participant" shall mean an Eligible Employee who has met the requirements of Article II for participation hereunder and maintains an Account.

     "Participation Date" shall mean the dates described in the Appendices attached hereto.

     "Plan" shall mean the Oldcastle Architectural, Inc. Union Employees' 401(k) Plan.

     "Plan  Administrator"  shall mean the  committee  so named as  provided  in
Article XI hereof.

     "Plan Anniversary Date" shall mean the last day of the Plan Year.

     "Plan Sponsor" shall mean Oldcastle Architectural, Inc.


     "Plan Year" shall mean the period which begins January 1 and ends the following December 31. For all purposes of this Plan, the Plan Year shall also constitute the "limitation year" for purposes of Section 415 of the Code.

     "Service in the Armed Forces" shall mean service in the armed forces of the United States for a period during which the Employee's employment rights are guaranteed by law, provided that the Employee returns to work for the Employer prior to the expiration of his employment rights. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

     "Suspense Account" shall mean the total forfeitable portion of all terminated or former Participants' Accounts which have not yet become available to offset future Employer contributions. The Suspense Account shall be maintained as a single account under the Plan or shall represent the total of separate bookkeeping accounts established in the name of each terminated or former Participant to represent his forfeitable percentage. (This account shall be separate from the Code Section 415 suspense account referenced in Section
6.04 hereof.) The Suspense Account shall always share in earnings or losses of the Trust Fund and at the appropriate time shall be used to offset future Employer contributions. Forfeitures shall only remain in the Suspense Account until such time as they become available as determined under the definition of Forfeiture in Article I.

     "Total and Permanent Disability" or "Totally and Permanently Disabled" shall mean, unless otherwise described in the Appendices attached hereto, a disability which arises while the Participant is employed by the Employer and which qualifies the Participant for Social Security disability benefits or Employer sponsored long-term disability ("LTD") benefits. A Participant shall have a Disability only so long as he continues to qualify for Social Security disability benefits or LTD benefits.

     "Transferor Plan" shall mean the plan described in the Appendices attached hereto that has merged into the Plan or transferred assets into the Plan.

     "Trust Agreement" shall mean the Trust Agreement entered into between the Employer and the Trustee contemporaneously with the execution of this Plan, as it may subsequently be amended from time to time.

     "Trustee" shall mean the Trustee or Trustees named in the Trust Agreement.

     "Trust Fund" or "Trust" shall mean all cash, securities, life insurance, real estate, and any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with income therefrom.

     "Valuation Date" shall mean the date as of which the Trust and the Participants' Account Balances are valued. In accordance with the valuation method chosen by the Committee, Valuation Date shall mean:

     (a) for the daily valuation method of accounting, each business day of the Plan Year; or

     (b) for monthly valuations, the last day of each calendar month; or

     (c) for quarterly valuations, the last day of each calendar quarter.

     "Vesting  Computation  Period" for vesting  purposes,  shall mean each Plan
Year.

     "Year of Service" shall mean the following:

     (a) Eligibility Service. For the purpose of determining eligibility to participate herein, an Eligibility Computation Period during which the Employee completes at least 1,000 Hours of Service.

     (b) Vesting Service and Service for Other Purposes. For vesting and all other purposes under the Plan, a Vesting Computation Period during which the Employee completes at least 1,000 Hours of Service.

     For purposes of determining eligibility to participate and vesting under this Plan, all Years of Service with the Employer shall be counted, including service prior to the Effective Date and service with a predecessor employer.

     If an amendment to the Plan or a transfer from employment as an Employee covered under another qualified plan maintained by the Employer results in a change in the method of crediting Eligibility and/or Vesting Service with respect to a Participant between the Hours of Service crediting method set forth in Section 2530.200b-2 of the Department of Labor Regulations and the elapsed-time crediting method set forth in Section 1.410(a)-7 of the Treasury Regulations, each Participant with respect to whom the method of crediting Eligibility and/or Vesting Service is changed shall be treated in the manner set forth in Section 1.410(a)-7(f)(1) of the Treasury Regulations which are incorporated herein by reference.

     If an amendment to the Plan or a transfer from employment as an Employee covered under another qualified plan maintained by the Employer results in a change in the Vesting Computation Period, each Participant with respect to whom the Vesting Computation Period is changed shall be treated in the manner set forth in Section 2530.203-2(c) of the Labor Regulations which are incorporated herein by reference. In no event shall an Employee's Vesting Service be less on any date after such change than such Vesting Service would be in the absence of such change.

     Any words herein used in the masculine shall be read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

                                   ARTICLE II

                                  PARTICIPATION


     2.01 Eligibility Requirements. An Eligible Employee shall be admitted to the Plan on the Participation Date coincident with or immediately following the date he meets both of the following requirements, provided that the Employee is still employed by the Employer when such later requirement is met:

     (a) He completes the Applicable Waiting Period; and

     (b) He meets the minimum age and other requirements provided in the Appendices attached hereto.

     Notwithstanding the foregoing, an Eligible Employee may make a rollover contribution to the Plan in accordance with Section 5.01 prior to meeting the participation requirements of this Section 2.01.

     2.02 Participation upon Reemployment. A Participant whose employment with the Employer terminates will re-enter the Plan as a Participant on the date of his re-employment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.

     2.03 Rights of Participants. All Participants shall be bound by the terms of the Plan, including all amendments hereto made in the manner authorized herein. Participants shall also be entitled to all of the rights and privileges afforded by the Plan, including those granted specifically by the Code and ERISA, which are hereby adopted by reference as a part of this Plan.

     2.04 Election not to Participate. Except as provided in the Appendices attached hereto, an Employee may elect, with the approval of the Employer, not to participate in all or a portion of the Plan if the election does not jeopardize the qualified or tax-exempt status of the Plan or Trust under Sections 401(a) and 501(a) of the Code, respectively. The Employee shall sign such documents as may be reasonably required by the Employer to evidence the election. An Employee may revoke the election only with respect to any subsequent Plan Year by written notice of revocation to the Employer prior to the first day of the Plan Year for which the revocation is effective.

                                  ARTICLE III

                       PARTICIPANT DEFERRAL CONTRIBUTIONS



     3.01 Effective Date and Special Definitions. The qualified cash or deferred arrangement contained herein shall become effective as of the first pay date beginning on or after the effective date specified in the Appendices attached hereto. For purposes of this Article III, the following definitions shall apply:

     (a) The term "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of Deferral Contributions and Qualified Nonelective Deferral Contributions, if any, made on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year. The Actual Deferral Percentage of an Employee who is eligible to, but does not, make Deferral Contributions is zero.

     (b) The term "Average Actual Deferral Percentage" shall mean, with respect to any Plan Year, the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

     (c) The term "Excess Deferral Amount" shall mean the amount of Deferral Contributions for a calendar year in excess of the limitation set forth in
Section 402(g) of the Code.

     (d) The term "Excess Deferral Contributions" shall mean, with respect to any Plan Year, the excess of:

     (1) the aggregate amount of Deferral Contributions and Qualified Nonelective Deferral Contributions, if any, actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

     (2)  the  maximum  amount  of  such   contributions   permitted  under  the
limitations of Section 3.04 hereof.

     (e) The term "Qualified Nonelective Deferral Contributions" shall mean supplemental contributions made by the Employer and allocated to a Participant's Qualified Nonelective Deferral Contributions Account under the Plan that the Participant may not elect to receive in cash until distributed from the Plan. Qualified Nonelective Deferral Contributions shall be treated as Participant Deferral Contributions for all purposes of this Plan, except that such contributions shall not be eligible for Employer Matching Contributions and such contributions shall meet each of those conditions set forth in Treasury Regulation Section 1.401(k)-1(b)(5).

     3.02 Deferral Contributions. The Employer shall contribute an amount equal to the total amount of contributions agreed to be made by it pursuant to the deferral authorizations provided under Section 3.03 below entered into between the Employer and Participants for the Plan Year. Contributions made by the Employer for a given Plan Year pursuant to the deferral authorizations under
Section 3.03 shall be deposited in the Trust Fund as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within the time period prescribed by applicable law.

     3.03 Participant Deferrals - Limitations and Rules.

     (a) Limitation on Amount of Deferrals.

     On and after the effective date of this cash or deferred arrangement, unless otherwise provided in the Appendices, a Participant may elect to authorize the Employer to make Deferral Contributions on his behalf which will be applicable to all payroll periods until modified as provided in Subsection
(c) below. The terms of any such deferral authorization shall provide that the Participant agrees to accept a reduction in salary from the Employer equal to any whole percentage of his Basic Compensation, or any whole dollar amount, per payroll period, up to a maximum described in the Appendices attached hereto, subject to the limitations of Sections 3.04 and 6.04. In addition, the Appendices may specify a deferral amount that will be contributed absent an election by an Eligible Employee not to make the contribution or to change the contribution amount. Notwithstanding the foregoing, no Participant shall be permitted to have Deferral Contributions made on his behalf to this Plan or any other qualified plan maintained by the Employer during any taxable year in excess of the dollar limitation set forth in Section 402(g) of the Code in effect at the beginning of such taxable year. For purposes of the limitation set forth in Section 402(g) of the Code, "Deferral Contributions" shall mean the sum of all employer contributions made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in
Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under
Section 501(c)(18) of the Code, and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction authorization. Deferral Contributions shall not include any deferrals properly distributed as excess Annual Additions, as defined in Section 6.04.

     In consideration of such deferral authorization, the Employer shall make a Deferral Contribution to the Participant's Deferral Contribution Account on behalf of the Participant in an amount equal to the total amount by which the Participant's Basic Compensation from the Employer was reduced during the Plan Year pursuant to the deferral authorization.

     Subject to the limitations contained in this Section 3.03(a) and Section 3.03(b), amounts credited to a Participant's Deferral Contribution Account shall be 100% vested and nonforfeitable at all times.

     (b) Distribution of Excess Deferral Amount.

     (1) Distribution. Notwithstanding any other provisions of this Plan, the Plan Administrator shall return to the Participant all Excess Deferral Amounts, plus any income and minus any loss allocable thereto, no later than April 15th following the Participant's taxable year in which the Excess Deferral Amounts were made.

     (2) Determination of Income or Loss. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and loss up to the last day of the Plan Year or the date of distribution, as elected by the Plan Administrator. The income or loss allocable to Excess Deferral Amounts is the sum of:

     (A) income or loss allocated to the Participant's Deferral Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferral Amount for the year and the denominator is the Participant's account balance attributable to Deferral Contributions minus the income or plus the loss allocable to such account balance during the taxable year; and

     (B) if the Plan Administrator shall determine, 10% of the amount determined under subclause (A) above multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of the month.

     Notwithstanding the foregoing, the Plan Administrator may designate any reasonable method for computing the income or loss allocable to Excess Deferral Amounts, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

     (c) Additional Rules Regarding Deferrals.

     Further, deferral authorizations shall be governed by the following:

     (1) A deferral authorization shall apply to each paycheck issued during the period in which an effective deferral authorization is on file with the
Employer. The Plan Administrator, in its discretion, may establish administrative procedures whereby the actual reduction in salary may be made to coincide with each payroll period of the Employer, or at such other times as the Plan Administrator may determine.

     (2) Participants may amend their deferral authorizations in accordance with the schedules in the Appendices attached hereto.

     (3) A new Eligible Employee may authorize Deferral Contributions at any time after he has met the eligibility requirements and entry requirements of
Section 2.01, and his deferral election shall be effective as of the first paycheck issued after the date authorized or as soon as practicable following receipt by the Plan Administrator.

     (4) The Employer may amend or revoke a Participant's deferral authorization at any time if the Employer determines that such revocation or amendment is necessary to ensure that a Participant's additions for any Plan Year will not exceed the limitations of Sections 3.03(a) and 6.04 of the Plan or to ensure that the discrimination tests of Section 401(k) of the Code are not exceeded for such Plan Year.

     (5) Except as required under Subsection (b) above, and under Section 3.04(d) below, no amounts may be distributed to a Participant or his Beneficiary from his Deferral Contribution Account prior to the time specified in the Appendices attached hereto.

     All distributions made pursuant to one or more of the foregoing are subject
to  any  Participant  and  spousal  consent  requirements   required  for  other
distributions under the terms of the Plan.

     3.04 Section 401(k) Nondiscrimination Test.

     (a) Average Actual Deferral Percentage Test. Notwithstanding Section 3.03(a) hereof, the Plan shall satisfy the nondiscrimination test of Section 401(k)(3) of the Code, under which no Deferral Contributions shall be made that would cause the Plan to exceed the limits of both (1) and (2) as follows for a given Plan Year:

     (1) The Average Actual Deferral Percentage for the Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage of the preceding Plan Year for Eligible Participants who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

     (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage of the preceding Plan Year for Eligible Participants who were Non-Highly Compensated Employees for the preceding Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage of the preceding Plan Year for Eligible Participants who were Non-Highly Compensated Employees for the preceding Plan Year by more than two percentage points.

     If no Highly Compensated Employees participate in the Plan or any portion of the Plan disaggregated for purposes of the Average Actual Deferral Percentage Test (as described in Treas. Reg. ss. 1.401(k)-1(g)(11)(ii)(B)), the Plan, or any portion thereof, shall be deemed to satisfy this Paragraph 3.04(a).

     (b) Amount of Excess Deferral Contributions. The amount of Excess Deferral Contributions for a Highly Compensated Employee for a Plan Year is to be determined and distributed in accordance with Section 401(k)(8)(c) of the Code and Subsection (c) below, to the extent required to enable the Plan to satisfy the Average Actual Deferral Percentage Test described in Subsection (a) above.

     (c) Distribution of Excess Deferral Contributions.

     (1) In General. Notwithstanding any other provisions of this Plan, Excess Deferral Contributions plus any income and minus any loss allocable thereto shall be distributed to Participants on whose behalf such Excess Contributions were made not later than two and one-half months following the close of the Plan Year for which such contributions were made. If such Excess Deferral Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Distribution of Excess Deferral Contributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Deferral Contributions attributable to each of such Employees.

     Excess  Contributions  shall be treated as Annual  Additions  as defined in
Section 6.04(a).

     (2) Determination of Income or Loss. Excess Deferral Contributions shall be adjusted for any income or loss up to the last day of the Plan Year or the date of distribution, as elected by the Plan Administrator. The income or loss allocable to Excess Deferral Contributions is the sum of:

     (A) income or loss allocable to the Participant's Deferral Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Deferral Contributions for the year and the denominator is the Participant's account balance attributable to Deferral Contributions minus the income or plus the loss allocable to such account balance during the Plan Year; and

     (B) if the Plan Administrator shall determine, 10 percent of the amount determined under subclause (A) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     Notwithstanding the foregoing, the Plan Administrator may use any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

     (3) Maximum Distribution Amount. The Excess Deferral Contributions which would otherwise be distributed to the Participant as adjusted for allocable income, shall be reduced, in accordance with Section 1.401(k)-1(f)(5) of the Treasury Regulations, by any Excess Deferral Amount distributed to the Participant. In the event of a loss allocable to the Excess Deferral Contributions, the amount of the Excess Deferral Contributions distributed shall not be greater than the lesser of the Participant's Deferral Contribution Account under the Plan or the Participant's Deferral Contributions for the Plan Year.

     (d) Corrective Contributions. Notwithstanding anything in the Plan to the contrary, Qualified Nonelective Deferral Contributions may be made, in the sole discretion of the Employer, in the event that the limitations imposed by this
Section 3.04 are not satisfied. Such contributions shall be made on behalf of each Non-Highly Compensated Employee Participant in the amount necessary to satisfy the limitations of this Section 3.04 and shall be allocated among the Deferral Contribution Accounts of such Participants in the proportion that each Non-Highly Compensated Employee Participant's Basic Compensation bears to the Basic Compensation of all such Non-Highly Compensated Employee Participants.

     (e) Special Rules.

     (1) For purposes of this Section 3.04, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Deferral Contributions allocated to his Accounts under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Deferral Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Section 401(k) of the Code.

     (2) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of employees as if all such plans were a single plan. If two or more plans are permissively aggregated with this Plan for purposes of Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

     (3) For purposes of determining the Actual Deferral Percentage test, elective Deferral Contributions and Qualified Nonelective Deferral Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. In addition, elective Deferral Contributions shall be taken into account under the Actual Deferral Percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if such contributions relate to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2months after the close of the Plan Year (but for the deferral election).

     (4)  The  Employer  shall  maintain   records   sufficient  to  demonstrate
satisfaction of the Actual Deferral Percentage test and the amount of Qualified Nonelective Deferral Contributions used in such test.

     (5) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (6) In the event that this Plan satisfies the minimum coverage requirements of Code Section 410(b) separately with respect to covered, but otherwise excludable Employees, then all eligible Non-Highly Compensated Employees who did not meet the minimum age and service requirements of Code Section 410(a)(1)(A) for the prior Plan Year will be disaggregated and excluded from the ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year pursuant to Code Section 401(k)(3)(F).

     3.05 Catch-up Contributions. As of the effective date specified in the Appendices attached hereto, each Participant who is eligible to make Deferral Contributions under this Plan and who has attained age fifty (50) before the close of the Plan Year may make a Catch-up Contribution in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making such Catch-up Contributions.

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS


     4.01 Effective Date and Special Definitions. This Article IV shall become effective simultaneously with the qualified cash or deferred arrangement set forth in Article III hereof.

     4.02 Employer Matching Contributions. For each Plan Year, the Employer shall contribute as an Employer Matching Contribution on behalf of each Participant, an amount specified in the Appendices attached hereto. Employer Matching Contributions shall only be made on behalf of those Participants who made Deferral Contributions during the Plan Year.

     Employer Matching Contributions shall be vested in accordance with Section 8.06(a) hereof.

     Employer Matching Contributions for a given Plan Year shall be deposited to the Trust according to the schedule provided in the Appendices attached hereto, but in no event will they be deposited later than the time prescribed by law for the filing of the federal income tax return of the Employer including any extensions which have been granted for the filing of such return.

     4.03 Nondiscrimination. Because the Plan benefits only Employees who are members of one or more collective bargaining units, Employer Matching Contributions are deemed to satisfy the nondiscrimination test of Section 401(m) of the Code.

     4.04 Special Rules for Employer Matching Contributions. The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Matching Contributions allocated to his accounts or make Nondeductible Employee Contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

     4.05 Employer Contributions. For each Plan Year, the Employer will make Employer Contributions according to the provisions of the Appendices attached hereto. Contributions made subject to this Section 4.05 shall be paid to the Trustee according to the schedules provided in the Appendices attached hereto.

     4.06 Allocation of Employer Contributions. The amount of the Employer Contributions for a Plan Year shall be allocated by the Plan Administrator according to the provisions of the Appendices attached hereto.

     4.07 Reversion of Employer Contributions. Employer contributions computed in accordance with the provisions of this Plan shall revert to the Employer only under the following circumstances:

     (a) Mistake: In the case of an Employer contribution which is made by reason of a mistake of fact, such contribution shall be returned to the Employer within one year after the payment of the contribution.

     (b) Qualification. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any Employer contribution made incident to that initial qualification shall be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     (c) Deductibility. If any Employer contribution is determined to be nondeductible under Section 404 of the Code, then such Employer contribution, to the extent that it is determined to be nondeductible, shall be returned to the Employer within one year after the disallowance of the deduction.

     The amount which may be returned to the Employer under this Section 4.07 is the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken amount not been contributed, then the amount to be returned to the Employer shall be limited so as to avoid such reduction.

     4.08 Correction of Prior Incorrect Allocations. Notwithstanding any provisions contained herein to the contrary, in the event that, as of any Valuation Date, adjustments are required in any Participant's Accounts to correct any incorrect allocation of contributions or investment earnings or losses that may have occurred in a previous year, the Plan Administrator is authorized to apply the Employer contributions and Forfeitures for the Plan Year ending on such Valuation Date to correct such incorrect allocation and to increase such Participant's Accounts to the value which would have existed on said Valuation Date had there been no prior incorrect allocation. The Plan Administrator is also authorized to take such other actions as he deems necessary to correct prior incorrect allocations.

                                   ARTICLE V

           ROLLOVER CONTRIBUTIONS, DIRECT ROLLOVERS, AND NONDEDUCTIBLE
                             EMPLOYEE CONTRIBUTIONS


     5.01 Rollover Contributions and Direct Rollovers from Other Plans. An Eligible Employee who has received a distribution of his interest in a retirement plan of a former employer may elect to deposit all or any portion (as designated by such Eligible Employee under procedures established by the Plan Administrator) of the amount of such distribution as a "rollover contribution" to this Plan. For purposes hereof, a "rollover contribution" is a qualifying rollover contribution under Section 402(c) of the Code or a direct trustee-to-trustee transfer ("direct rollover") of an eligible rollover distribution under Section 401(a)(31) of the Code. A rollover contribution that is not a direct rollover may be made only within 60 days following the date the Eligible Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Section 408 of the Code). All rollovers to the Plan must be made in cash.

     The Plan will accept as a rollover contribution by Eligible Employee contribution, or by direct rollover, an eligible rollover distribution from the following types of plans:

     (a) A qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

     (b) An annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions;

     (c) An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

     (d) An individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, but only the portion of the distribution that is eligible to be rolled over and would otherwise be includible in gross income.

     The Plan Administrator shall establish rules and procedures to implement this Section 5.01, including without limitation, such procedures as may be appropriate to permit the Plan Administrator to verify the tax qualified status of the plan of the former employer and compliance with any applicable provisions of the Code relating to such contributions and direct rollovers. The amount contributed or directly rolled over pursuant to this Section 5.01 shall be placed in the Eligible Employee's Rollover Account for the benefit of the Eligible Employee. The Eligible Employee shall have a fully vested interest in the balance of his Rollover Account at all times and such Account shall share in the valuation of the Trust Fund as set forth in Article VI below. An Eligible Employee shall be entitled to a distribution of his Rollover Account at the same time and in the manner as he is entitled to his other Accounts pursuant to the applicable provisions of Articles VIII and IX hereof. In the event it is discovered that any rollover contribution made by or on behalf of an Eligible Employee is not a qualifying rollover amount or an eligible rollover distribution or otherwise is a contribution or transfer which is not permitted to be received as a rollover contribution under the Plan, the portion of the
Employee's  Rollover  Account  attributable  to  such  non-qualifying   rollover
contribution   shall  be  returned  to  the  Employee   (or  if  deceased,   his
Beneficiary).

     5.02 Nondeductible Employee Contributions. A Participant may make Nondeductible Employee Contributions if, and to the extent, authorized by the Appendices attached hereto. A separate Nondeductible Employee Contributions
Account will be maintained for such contributions. Nondeductible Employee Contributions and earnings thereon will be nonforfeitable at all times.

     5.03 Transfers. Notwithstanding any other provision of this Plan, the Plan Administrator is authorized to transfer account balances to another qualified plan, or receive account balances from another qualified plan, on such terms and conditions as may be established by the Plan Administrator to comply with the Code.

                                   ARTICLE VI

                    CONTRIBUTION ALLOCATIONS AND LIMITATIONS

     6.01 Deferral Contributions.

     Contributions made by the Employer pursuant to the Participant's election under Section 3.03 will be allocated to the Deferral Contribution Account of the Participant on whose behalf they were made. Such Deferral Contribution Account shall also be increased by the amount of any Catch-up Contributions made by the Participant.

     6.02 Employer Contributions.

     (a) Allocation of Employer Matching Contributions. Employer Matching Contributions made pursuant to Section 4.02 will be allocated, on or before the date provided in the Appendices attached hereto, to the Employer Matching Contribution Account of the Participant on whose behalf they are made, but in any event, they shall be made at least annually.

     (b) Allocation of Employer Contributions. Employer Contributions made pursuant to Section 4.05 will be allocated, on or before the date provided in the Appendices attached hereto, to the Employer Contributions Account in the manner prescribed in the Appendices attached hereto.

     (c) Allocation of Qualified Nonelective Deferral Contributions. If the Employer elects to make Qualified Nonelective Deferral Contributions for a Plan Year, such Contributions shall be allocated to the Qualified Nonelective Deferral Contribution Account of each Participant on or before the date provided in the Appendices attached hereto. At the discretion of the Committee, such allocation shall be made (i) in the ratio that the Compensation of each such Participant for the Plan Year bears to the total Compensation of all such Participants for the Plan Year, (ii) in equal dollar amounts, or (iii) using another method of allocation selected by the Committee. The Committee in its sole discretion, may limit the allocation of Qualified Nonelective Deferral
Contributions to Nonhighly Compensated Employees or to a specific group of Nonhighly Compensated Employees. Qualified Nonelective Deferral Contributions shall be treated as Deferral Contributions for all purposes under the Plan.

     (d) Allocation of Makeup  Contributions.  A  contribution  made pursuant to
Section 9.07 will be allocated in accordance with the Committee's direction to reinstate a former Participant's Account or as necessary to correct a mistake or omission.

     6.03 Allocation of Rollover Contribution. A Rollover Contribution made by a Participant will be allocated to the Participant's Rollover Account.

     6.04 Limitation on Annual Addition.

     (a) Definitions. The following terms used in this section shall have the following meanings:

     (1) The term "Annual Addition" means the sum of (1) contributions under the Plan (including elective deferrals to a 401(k) plan) credited to a Participant for any Limitation Year, (2) forfeitures credited to a Participant for any Limitation Year, and (3) amounts described in ss.415(l)(1) and ss.419A(d)(2) of the Code.

     (2) The term "Compensation" mans the actual compensation for services rendered paid by the Employer to the Employee, which compensation is currently includable in the Employee's gross income as reported on the Employee's Federal Income Tax Withholding statement (Form W-2). Compensation shall also include elective deferrals with respect to employment with the Employer under this qualified cash or deferred arrangement and under a plan qualified under Section 125 of the Code, and other elective deferrals included under Code Section 415(c)(3)(D). Compensation of each Employee taken into account under this Section shall not exceed the compensation dollar limit under Section 401(a)(17) of the Code, as adjusted for cost-of-living increases pursuant to Section 401(a)(17)(B) of the Code.

     (3) The term "Compensation Limitation" means one hundred percent (100%) of the Participant's Compensation for the limitation year. The Compensation Limitation shall not apply to any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

     (4) The term "Dollar Limitation" means $40,000, as adjusted for increases in the cost-of-living pursuant to Code Section 415(d).

     (5) The term "Limitation Year" for purposes of Code Section 415 shall be the Plan Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of Months in the Short Limitation Year
                  ---------------------------------------------
                                       12

     (b) Limitation on Maximum Annual Additions.

     (1) Notwithstanding any provision of the Plan to the contrary, the Annual Additions credited to a Participant's Account in any Limitation Year shall not exceed the lesser of the Dollar Limitation in effect for the Limitation Year or the Compensation Limitation in effect for the Limitation Year.

     (2) If as a result of a reasonable error in estimating a Participant's Compensation, or under other circumstances approved by the Commissioner of Internal Revenue, this limitation is exceeded, the Administrator shall (1) apply the provisions of any other plans to the extent that such provisions would reduce the excess amount in the Participants' Account, (2) distribute Elective Deferrals (and the earnings attributable thereto) and cause forfeiture of the corresponding Matching Contributions made for the year to the extent that the distribution and forfeiture would reduce the excess amount in the Participant's Account, and/or (3) hold any excess amounts in a suspense account for the next Limitation Year to be used to reduce Participants' Matching Contributions; provided, however, that if the reallocation of the excess amounts causes the limitations of Section 415 to be exceeded with respect to each Participant, then those amounts shall be held unallocated in a suspense account. If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of the Trust's investment gains and losses.

     (3) If unallocated portions are held in a suspense account at the time of the complete termination of the Plan and such unallocated portions may not be allocated as a result of the limitations of this subsection, then such unallocated portions shall be returned to the Employer.

     (4) If Deferral Contributions are returned to the Participant under this subsection, then such returned amounts shall not be included for purposes of the limitations of Code ss.402(g) and the ADP test.

     (5) The limitations of this subsection are intended solely to satisfy the requirements of Code ss.415 and shall at no time prevent the payment of any benefits not prohibited by the Code or Treasury regulations issued thereunder.

     (6) For purposes of this section, all defined contribution plans maintained by Affiliates shall be treated as a single plan whether or not such plans have been terminated.

                                  ARTICLE VII

                VALUATION OF FUND, ALLOCATION OF GAINS AND LOSSES
                                 AND INVESTMENTS

     7.01 Valuation of Fund. The Trustee shall value the Trust as of each Valuation Date, and the Trustee shall report the value of the net worth of the Trust to the Committee, at its request, in writing upon the completion of the valuation. In determining the net worth of the Trust, the Trustee shall value the assets at their fair market value as of the Valuation Date and shall deduct from the Trust expenses, charges, and fees of the Trust unless such expenses, charges, and fees have been guaranteed or reimbursed by the Employer.

     7.02 Allocation of Gains and Losses. If the valuation is performed on a monthly or quarterly basis, the Trustee shall determine the gain (or loss) of each Investment Fund for the period since the last Valuation Date and shall allocate such gain (or loss) to the Account balances of Participants invested in that fund in proportion to the opening balance in each Participant's Account invested in that fund as of the prior Valuation Date.

     7.03 Daily Valuation. The preceding sections notwithstanding, the Participant's Account may be valued using a daily valuation method of accounting. Under the daily valuation method of accounting, all amounts held in the Trust are invested as a unit or in accordance with the provisions of certain other limited investment options as allowed by the Committee and the Trustee. As of each Valuation Date, the Trustee shall adjust the Participants' Accounts (including a suspense account and any other accounts maintained for daily valuation accounting purposes) for the following activity (but not necessarily in the same order):

     (a) Value at current fair market value the assets of the Trust. Assets which are not valued on a daily basis shall be valued as of the date(s) agreed upon by the Committee and the Trustee.

     (b) Adjust the Participants' Account Balances (including any suspense accounts) for any gain or loss since the last Valuation Date.

     (c) Subtract all payments or distributions made from the Participant Accounts since the preceding Valuation Date, including distributions due to the set up of new loans and any adjustments for fees and expenses of the trust charged to the Participants' Account balances.

     (d) Add the Deferral Contributions, Employer Contributions, Employer Matching Contributions, Rollover Contributions, Nondeductible Contributions, and Qualified Nonelective Deferral Contributions made to the Trust since the last Valuation Date to the appropriate accounts.

     The Trustee shall report the value of the Trust to the Committee at the times specified by the Committee but no less frequently than annually.

     Notwithstanding the foregoing, if the Plan holds an asset that cannot be valued readily on a daily basis, the Committee and the Trustee may treat that asset separate and apart from the daily valuation accounting and may value that asset at such time or times as deemed necessary, but at least annually.

     7.04 Investment Funds. Deferral Contributions, Nondeductible Employee Contributions, Employer Matching Contributions and Employer Contributions which are paid to the Trustee shall be added to such one or more of the Investment Funds constituting part of the Trust Fund and in such proportions and amounts as may be determined in accordance with this Article VII. The Investment Funds shall be selected from time to time by the Committee.

     7.05 Investment of Contributions. Each Participant shall direct, at the time he elects to participate in the Plan and at such other times as may be directed by the Plan Administrator, that his Accounts be invested in one or more of the Investment Funds, provided such investments are made in such increments and according to such procedures as set forth by the Plan Administrator.

     7.06 Investment of Earnings. Interest, dividends, if any, and other distributions received by the Trustee with respect to an Investment Fund shall be invested in such Investment Fund.

     7.07 Transfer of Assets between Funds. A Participant may direct in accordance with the provisions of this Section 7.07 and such procedures established by the Plan Administrator, that all of his interest in an Investment Fund or Funds attributable to amounts in his Accounts or any portion of such amount to the credit of his Accounts be transferred and invested by the Trustee as of such date in any other Investment Fund as designated by the Participant. Such direction shall be effective as soon as practicable after it is made.

     7.08 Change in Investment Direction. Any investment direction given by a Participant shall continue in effect until changed by the Participant. A Participant may change his investment direction as to the future contributions and allocations to his Account in accordance with the procedures established by the Plan Administrator and such direction shall be effective as soon as practicable after it is made.

     7.09 Section 404(c) Plan. This Plan is intended to be a plan described in ERISA Section 404(c) and shall be interpreted in accordance with Department of Labor Regulations Section 2550.404c-1. The Committee shall take such actions as it deems necessary or appropriate in its discretion to cause the Plan to comply with such requirements, including, but not limited to, providing Participants with the right to request and receive written confirmation of their investment instructions.

                                  ARTICLE VIII

           RETIREMENT, DEATH, DISABILITY AND TERMINATION OF EMPLOYMENT


     8.01 100% Vesting in Certain Accounts. A Participant's Deferral Contribution Account, Rollover Account, Nondeductible Contribution Account, and Qualified Nonelective Deferral Contribution Account shall at all times be 100% vested and nonforfeitable.

     For purposes of this Article VIII, any Deferral Contributions and related Employer Matching Contributions, vested Employer Contributions, Rollover Contributions, or Nondeductible Contributions made by or on behalf of a Participant, or any payments or distributions made to or for him during the Plan Year of his termination for any reason shall be credited to or subtracted from the appropriate Account of the Participant prior to final determination of the Participant's distributable interest in the Plan.

     8.02 Normal Retirement. When a Participant attains his Normal Retirement Date, the full value of his Accounts, as determined under this Section 8.02, shall be nonforfeitable. After both reaching his Normal Retirement Date and retiring, a Participant shall become entitled to payment of the full value of his Accounts following his Normal Retirement Date. The Participant shall elect a time for commencement of benefits pursuant to Article IX hereof. The actual payment of benefits under this Section 8.02 shall satisfy all obligations of the Trust to such Participant and such Participant shall be ineligible to receive further allocations of Employer contributions or earnings or losses of the Trust Fund unless he is subsequently reemployed by the Employer.

     8.03 Late Retirement. In the event that a Participant continues as an Employee of the Employer following his Normal Retirement Date in accordance with the Employer's employment practices or in accordance with applicable law, such Participant shall continue to be an active Participant under the Plan until his retirement, and, upon his retirement, he shall become entitled to the full value of his Accounts. The Participant shall elect a time for commencement of benefits pursuant to Article IX hereof. The actual payment of benefits under this Section
8.03 shall satisfy all obligations of the Trust to such Participant and such Participant shall be ineligible to receive further allocations of Employer contributions or earnings or losses of the Trust Fund unless he is subsequently reemployed by the Employer.

     8.04 Death Benefits.

     (a) If a Participant dies while an active Participant under the Plan, his Beneficiary or Beneficiaries shall be entitled to the full value of his Accounts following his date of death. The Beneficiary or Beneficiaries shall elect a time for commencement of benefits pursuant to Article IX hereof. The actual payment of benefits hereunder shall satisfy all obligations of the Trust to such Beneficiary or Beneficiaries and the Participant's Accounts shall be ineligible to receive further allocations of Employer contributions or earnings or losses of the Trust Fund.

     (b) Except as provided in this Subsection (b), the balance of the Participant's Accounts shall be payable in full to the Participant's surviving spouse.

     If there is no surviving spouse, or if the spouse of the Participant consents in writing, the balance of the Participant's Accounts may be paid in full to a designated Beneficiary. Any consent by a spouse that the balance of the Participant's Accounts may be payable to a designated Beneficiary must be in writing, must acknowledge the effect of such consent and must be witnessed by a notary public. Further, the consent must acknowledge the specific nonspouse Beneficiary so named and provide (1) that the Participant may not subsequently change the nonspouse Beneficiary without again obtaining his or her spouse's consent or (2) that the spouse expressly permits changes in the designation without any requirement of further consent by the spouse. The Plan Administrator may, in its sole discretion, require information or documentation necessary to establish to its satisfaction that the spouse's consent described above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. For purposes of this Subsection (b), any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

     If there is no surviving spouse, or if a Participant's spouse has consented in the manner described in the immediately preceding paragraph, each Participant shall have the right to designate, by giving a written designation to the Plan Administrator, a person or persons or entity other than his or her spouse as his designated Beneficiary to receive the death benefit provided under this Section
8.04. Successive designations may be made, and the last designation received by the Plan Administrator prior to the death of the Participant shall be effective and shall revoke all prior designations, provided that appropriate spousal consent has been obtained. If a designated Beneficiary shall die before the Participant, his interest shall terminate, and, unless otherwise provided in the Participant's designation, if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. A Participant shall have the right to designate the method of payment of benefits to his Beneficiary or Beneficiaries in the Participant's Accounts under the Plan. The Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

     If a Participant shall fail to designate a Beneficiary, if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall survive the Participant, his death benefits shall be paid in accordance with the provisions of Section 9.04 of this Plan.

     8.05 Disability. When it is determined that a Participant is Totally and Permanently Disabled, the Plan Administrator shall certify such fact to the Trustee, and such Disabled Participant shall be entitled to receive the full value of his Accounts following the date the Plan Administrator determines he became Totally and Permanently Disabled. The Participant shall elect a time for commencement of benefits pursuant to Article IX hereof. The actual payment of benefits under this Section 8.05 shall satisfy all obligations of the Trust to such Participant and such Participant shall be ineligible to receive further allocations of Employer contributions and earnings or losses of the Trust Fund unless he is subsequently reemployed by the Employer.

     8.06 Termination of Employment. Whenever the employment of a Participant is terminated for reasons other than his actual retirement on or after his Normal Retirement Date, death or Total and Permanent Disability, the Participant shall become subject to the following provisions:

     (a) Filing of Claim. Upon termination of employment, the Participant may file a written claim for benefits with the Plan Administrator requesting distribution of 100% of his Deferral Contribution Account, Rollover Account, Nondeductible Contribution Account, and Qualified Nonelective Deferral Contribution Account, plus the nonforfeitable percentage of his Employer Matching Contribution Account and Employer Contribution Account (hereinafter referred to as the Participant's "distributable balance") determined as of the first Valuation Date as of which it is administratively practicable to make such determination following his termination of employment. Such distributable balance shall be paid as soon as possible after such Valuation Date. Alternatively, such Participant may elect to defer receipt of his distributable balance to a time not later than that set forth in Section 9.02 hereof.

     The nonforfeitable percentage of a Participant's Employer Matching Contribution Account and Employer Contribution Account shall be determined according to the schedules in the Appendices attached hereto. That portion of the Employer Matching Contribution Account and Employer Contribution Account to which the Participant is not entitled shall be credited to the Suspense Account (which will always share in earnings or losses of the Trust) and at such time as the amount becomes available as a Forfeiture shall be first used as authorized in Sections 4.08 and 9.07, then may be used to pay administrative expenses of the Plan, and then the remaining Forfeitures shall be applied to reduce the next ensuing Employer Matching Contribution or Employer Contribution, at the discretion of the Plan Administrator.

     (b) Mandatory Cash-Out. Notwithstanding the foregoing, the Plan Administrator shall direct payment in a single sum to such Participant if the vested portion of his Accounts (attributable to both Employer and Employee contributions) does not exceed $5,000 determined as of the Valuation Date as of which the value of his accounts are determined following his termination of employment. For purposes of this Section 8.06(b), the value of a Participant's nonforfeitable Accounts shall be determined without regard to that portion of the Accounts that is attributable to the Rollover Account within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the
Code. The distribution shall be made within a reasonable period of time after such Valuation Date. The Plan Administrator shall not cash-out any Participant whose vested benefits exceed $5,000 without the written consent of the Participant. Any Participant who receives a mandatory distribution under this
Section 8.06(b) and is subsequently reemployed by the Employer shall be eligible to buy back into the Plan pursuant to the terms and conditions of Section 9.07 hereof. Any Participant who terminates employment at a time when he is zero percent (0%) vested in his Accounts shall be deemed cashed-out of the Plan pursuant to this Section 8.06(b). Notwithstanding the foregoing, all distributions under this Section 8.06(b) shall be made in the form of cash.

                                   ARTICLE IX

                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

     9.01 Method of Payment. A Participant who has a severance from employment for any reason, or his Beneficiary in the event of the Participant's death, shall receive distribution of any benefits due from the Plan in one of the forms described in the Appendices attached hereto.

     9.02 Commencement of Benefits. Subject to the provisions of Section 8.06(b), a Participant who has a severance from employment for any reason, or his Beneficiary in the event of the Participant's death, shall elect a time for commencement of distribution of any benefits under the Plan as provided hereinafter. The election by the Participant or the Beneficiary shall be in writing and shall be filed with the Plan Administrator at least 30 days before distribution is to be made.

     (a) Required Distribution. Once a written claim for benefits is filed with the Plan Administrator and unless the Participant elects to have payment begin at a later date, payment of benefits to the Participant shall begin not later than 60 days after the last day of the Plan Year in which the latest of the following events occurs:

     (1) the Participant's Normal Retirement Date;

     (2) the 10th anniversary of the date the Employee became a Participant; or

     (3) the Participant's severance from employment.

     (b) Required Minimum Distributions.

     (1) Distribution to Five Percent Owners. The payment of benefits to a Participant who is a five percent or greater owner of the Employer (as defined by Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, regardless of the Participant's actual retirement.

     (2) Distribution to Non-Five Percent Owners. The payment of benefits to Participants other than five percent owners must commence no later than the first day of April following the calendar year in which the Participant terminates employment or attains age 70 1/2, whichever is later.

     (c) Determining Required Minimum Distributions. The Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code effective January 1, 2002, in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under
Section 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service. Following issuance of the final regulations, the provisions of the final regulations shall apply immediately following the date that the proposed regulations cease to apply.

     9.03 Death Distributions.

     (a) Death After Commencement of Benefits. If the Participant dies before his entire nonforfeitable interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected by the Participant as of the date of his death.

     (b) Death Prior to Commencement of Benefits. If the Participant dies before the distribution of his nonforfeitable interest has begun, the entire interest shall be distributed within five years after the death of such Participant.

     (c) Distributions to Children. For purposes of this Section 9.03, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

     (d) Other Rules Applicable to Death Distributions. Notwithstanding any provision of the Plan to the contrary, Section 9.02(c) is applicable to any death distributions made under the Plan.

     9.04 Beneficiaries. If, at the time of a Participant's death, benefits are still outstanding and his named Beneficiary does not survive him, the benefits shall be paid to the Participant's named Contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or Contingent Beneficiary (or if no Beneficiary or Contingent Beneficiary was effectively named), the benefits shall be paid in a lump sum to the person or persons in the first of the following classes of beneficiaries with one or more members of such class then surviving: the Participant's (a) surviving spouse; (b) children; (c) parents; (d) brothers and sisters; or (e) executors and administrators. If the Beneficiary or Contingent Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such death benefit shall be paid in a single sum to the estate of such deceased Beneficiary or Contingent Beneficiary.

     9.05 Account Adjustments.

     (a) The distributable value of a Participant's Accounts shall be appropriately adjusted to take into account any payments or distributions to or for the Participant as the result of his attaining age 70 1/2 prior to his actual retirement, death or disability.

     (b) The receipt by a Participant of any payments or distributions as the result of his attaining age 70 1/2 prior to his actual retirement, death or disability shall in no way affect the entitlement of an otherwise eligible Participant or his Beneficiaries to receive further allocations of Employer Contributions and earnings or losses on the remaining balance of his Accounts.

     9.06 Cash-Out Procedure. If the Participant, who terminates employment, requests in writing that the Plan Administrator distribute to him the vested portion of his Accounts, the Plan Administrator shall direct the Trustee to pay such amount to the Participant within 60 days following his request. The Participant's Accounts shall be determined as of the Valuation Date as of which it is administratively practicable following the date of his termination (appropriately adjusted to take into account any Deferral Contributions or Rollover Contributions made by or on behalf of the Participant or any payments or distributions made to or for him since such Valuation Date), and such Participant's vested interest shall be determined as of his date of termination. Once the Plan Administrator issues the directive for the Trustee to pay the Participant, the cash-out shall be deemed to be in process or pending. The nonvested portion of a Participant's Accounts that is not distributed to him at the time of the cash-out shall be forfeited immediately. Absent a buy-back by the Participant under Section 9.07, the actual payment of benefits under this
Section 9.06 shall satisfy all obligations of the Trust to such Participant.

     9.07 Buy-Back Procedure. A terminated Participant who has voluntarily elected to receive a cash-out of benefits pursuant to Section 9.06 (or who receives a mandatory cash-out of the Plan pursuant to Section 8.07(b)) and who returns to the employ of the Employer before incurring five consecutive Breaks in Service shall be permitted to repay the cash-out amount to the Trust Fund and thereby be entitled to a restoration of his benefits under the Plan in an amount not less than that amount determined as of the Valuation Date used to determine the actual payment of the cash-out, unadjusted by any subsequent gains or losses. The Participant must repay the full amount distributed to him before the earlier of (a) five years from the first date on which the Participant is subsequently reemployed by the Employer or (b) the close of a period of five consecutive Breaks in Service commencing after the withdrawal. The permissible sources for restoration of accrued benefits are subsequent (a) income or gain to the Plan; (b) Forfeitures; or (c) Employer contributions. Restoration of accrued benefits to which an Employee is entitled under this Section shall be made, as deemed necessary and proper by the Plan Administrator, from one or more of the permissible sources named above prior to the normal allocation of such funds under this Plan. A terminated Participant who is deemed to be cashed-out of the Plan pursuant to Subsection 8.06(b) above and who returns to the employ of the Employer before incurring five consecutive Breaks in Service shall be deemed to have bought back into the Plan and shall also be entitled to a restoration of his benefits as provided under this Section 9.07.

     9.08 Reemployment After One Year Break in Service.

     (a) A terminated Participant who is reemployed after incurring a Break in Service shall be entitled to receive credit for vesting purposes for Years of Service earned prior to the Break in Service subject to the following rules:

     (1) If he had a vested right to all or a portion of his Account balance derived from Employer contributions at the time of his termination of employment, he shall receive credit for Years of Service earned prior to his Break in Service upon the date of his reemployment.

     (2) If he did not have a vested right to all or any portion of his Account balance derived from Employer contributions at the time of his termination of employment, he shall receive credit for Years of Service earned prior to his Break in Service if his number of consecutive Breaks in Service is less than five or less than his aggregate Years of Service earned before his initial Break in Service.

     (b) All Years of Service earned after five consecutive Breaks in Service shall be disregarded in determining a Participant's nonforfeitable percentage in his Account balance attributable to Employer contributions prior to such five year period.

     (c) If a terminated Participant is reemployed after five consecutive Breaks in Service, then separate accounts shall be maintained as follows:

     (1) one account for nonforfeitable benefits attributable to pre-break service; and

     (2) one account representing his status in the Plan attributable to post-break service.

     9.09 Requirement for Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article IX, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (a) Definitions.

     (1) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (C) any amount distributed on account of hardship; and (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the preceding, a portion of a distribution shall not fail to be an Eligible Rollover distribution merely because the portion consists of Nondeductible Employee Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     (2) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in
Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean, for all Distributees, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

     (3) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the
Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

     (4) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     9.10 Consent and Notice. If the value of the vested portion of a Participant's Accounts derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000 and the vested account balance is immediately distributable, the Participant must consent to any distribution of such vested account balance. The consent of the Participant shall be obtained in writing within the 90-day period ending on the annuity starting date. The term annuity starting date shall mean the first day of the first period for which an amount is paid as an annuity or in any other form. A vested account balance is immediately distributable if any part of the vested account balance could be distributed to the Participant before the Participant attains the later of his Normal Retirement Date or age 62.

     The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant's vested account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code; such notification shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

     If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                                   ARTICLE X

                            IN-SERVICE DISTRIBUTIONS

     10.01 Hardship. Subject to the provisions of this Article X, a participant may elect, at any time before his termination of employment, to withdraw certain amounts from his Rollover Account, his Nondeductible Contributions Account, his Deferral Contribution Account (excluding any income attributable thereto), and the nonforfeitable percentage of his Employer Matching Contribution Account and Employer Contribution Account due to financial hardship of the Participant, but only to the extent provided in the Appendices attached hereto.

     (a) If a Participant requests a hardship withdrawal, such withdrawal will require the consent of the Plan Administrator and such consent shall be given only if, under uniform rules and regulations, the Plan Administrator determines that the purpose of the withdrawal is to meet immediate and heavy financial needs of the Participant, the amount of the withdrawal does not exceed such financial need, and the amount of the withdrawal is not reasonably available from other resources of the Participant. In making the determinations described in this subparagraph (a), the Plan Administrator shall rely upon subparagraphs
(c) and (d) below in determining what constitutes an immediate and heavy financial need and that the withdrawal is necessary to satisfy such need.

     (b) All withdrawal elections shall be made by the Participant in writing on a form to be supplied by the Plan Administrator for such purpose. The Plan Administrator may request from the Participant such personal financial information as it deems necessary in order to determine that a hardship exists.

     (c) For purposes of this Section 10.01, the following shall be deemed to be immediate and heavy financial needs:

     (1) Medical expenses described in Section 213(d) of the Code, including, but not limited to, expenses for (A) the diagnosis, cure, mitigation, treatment, or prevention of disease, or for the purpose of affecting any structure or function of the body; (B) transportation primarily for and essential to such expenses referred to in subclause (A); or (C) insurance (including amounts paid as premiums under part B of Title XVIII of the Social Security Act, relating to supplementary medical insurance for the aged) covering medical expenses referred to in subclauses (A) and (B) above; provided such expenses are incurred by the Participant, the Participant's spouse or any person whom the Participant may properly claim as a dependent on his federal income tax return or are necessary for such persons to obtain the medical expenses described above, or;

     (2) Purchase (excluding mortgage payments) of a principal residence for the Participant; or

     (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse or child or children, or any person the Participant may properly claim as a dependent on his federal income tax return; or

     (4) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

     (5) Any other need which the Commissioner of the Internal Revenue Service, through the publication of revenue rulings, notices, or other documents of general applicability, deems to be immediate and heavy.

     (d) For purposes of this Section 10.01, a withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need if:

     (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

     (2) The Participant has obtained all distributions and all non-taxable loans currently available under all plans maintained by the Employer;

     (3) The Participant agrees to suspend all Deferral Contributions to all plans of the Employer for at least six (6) months after receipt of the distribution under this Section 10.01; and

     (4) The Participant agrees not to make elective contributions to this Plan or any other plan sponsored by the Employer during the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the Participant's applicable elective deferral limits under Code
Section 402(g) for such next taxable year less the amount of the Participant's elective contributions for the taxable year of the hardship distribution.

     10.02 Age 59 1/2 Distributions. A Participant who attains age 59 1/2 may withdraw all or a portion of the nonforfeitable portion of his Accounts while an Employee if allowed under the provisions of the Appendices attached hereto. Such withdrawal shall be made as soon as practicable after the Valuation Date following the Plan Administrator's receipt of a Participant's request to make such withdrawal. The Plan Administrator shall establish such administrative procedures as it deems appropriate for Participants to elect to receive in-service distributions under this Section 10.02.

     10.03 Nondeductible Contributions and Rollover Contributions. A Participant may withdraw all or any portion of his Rollover Account or Nondeductible Contribution Account at any time. Except as provided under Sections 10.01 and
10.02 or as otherwise specified in the Appendices attached hereto, a Participant may not withdraw funds from his Employer Matching Contribution Account or his Employer Contribution Account.

     10.04 Loan Program. If permitted in the Appendices attached hereto, the Plan Administrator is authorized to establish a Participant loan program under the Plan.

     (a) Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section of the Plan.

     (b) Anything to the contrary notwithstanding, loans made under the Participant loan program shall comply with Code Section 401(a)(13), Code Section 401(k) and the Regulations thereunder, and Department of Labor Regulation 2550.408(b)-1. No loan to any Participant or Beneficiary will be made to the extent that such loans to the Participant or Beneficiary would exceed the least of:

     (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or

     (2) one-quarter (25%) of the present value of the nonforfeitable accrued benefit of the Participant, or

     (3) $25,000.

     For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) and 414(o) are aggregated. Furthermore, any loan from the Plan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

     (c) Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

     10.05 Form of  Payment.  All  in-service  withdrawals  and loans under this
Article X shall be made in the form of cash.

                                   ARTICLE XI

                               PLAN ADMINISTRATION

     11.01 Establishment of the Administrative and Investment Committee. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Administrative and Investment Committee (the "Committee"). Committee members shall be appointed by the Board of Directors and shall serve at the Board's pleasure. Any member of the Committee may resign by delivering his or her written resignation to the Company and the secretary of the Committee. The Committee is the plan administrator (within the meaning of
Section 3 of the Act and Code Section 414(g)) with such authority, responsibilities and obligations as the Act and the Code grant to and impose upon persons so designated. The responsibility for the formulation of the general investment practices and policies of the Plan and its related Trust and for effectuating such practices and policies shall be placed in the Committee. For purposes of the Act, the Committee shall be a "named fiduciary" under the Plan. If no Committee is appointed by the Board of Directors of the Company, the Company shall be the plan administrator and named fiduciary of the Plan and shall have all the rights, duties and powers of the Committee set forth in this Article.

     No member of the Committee who is also an Employee receiving regular compensation as such shall receive any compensation for his or her services as a member of the Committee. No bond or other security shall be required of any member of the Committee in any jurisdiction. No member of the Committee shall, in such capacity, act or participate in any action directly affecting his or her own benefits under the Plan other than an action which affects the benefits of Participants generally.

     11.02 Powers of the Administrative and Investment Committee. The powers of the Committee include, but are not limited to, the following:

     (a) appointing such committees with such powers as it shall determine, including an executive committee to exercise all powers of the Committee between meetings of the Committee;

     (b) determining the times and places for holding meetings of the Committee and the notice to be given of such meetings;

     (c) employing such agents and assistants, such counsel (who may be counsel to the Company) and such clerical, medical, accounting, investment services, advisers or managers as the Committee may require in carrying out the provisions of the Plan;

     (d) authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications and instructions to the trustee shall be signed either by two members of the Committee or by one member and the secretary thereof;

     (e) fixing and determining the proportion of expenses of the Plan from time to time to be paid by the Participating Companies and requiring payment thereof;

     (f) establishing, at its discretion, one or more subcommittees, appointing the members of any such subcommittees, in such number and for such service as the Committee shall deem appropriate, and delegating any power or duty granted to the Committee by the Plan to any such subcommittees;

     (g) appointing and removing the Trustee pursuant to a Trust Agreement;

     (h) receiving and reviewing reports from the Trustee as to the financial condition of the Trust, including its receipts and disbursements;

     (i) executing and filing with the appropriate governmental agencies such registration and other statements, forms, applications, notifications, and other documents or information as the Committee may from time to time deem appropriate in connection with the Plan;

     (j) amending the Plan to the extent provided in Article XII; and

     (k) directing the Trustee, or appointing one or more investment managers to direct the Trustee, subject to the conditions set forth in the Trust Agreement and in this Article, in all matters concerning the investment of the Trust.

     11.03 Duties of the Administrative and Investment Committee. The Committee shall have the general responsibility for administering the Plan and carrying out its provisions. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business and shall promulgate such rules as may be necessary to effectuate the Plan's funding policy. The Committee shall, in its sole discretion, determine all matters of administration, interpretation and application. In particular, the Committee shall have the sole and exclusive discretion, authority and responsibility for administering, construing and interpreting the provisions of the Plan and making all determinations
thereunder.   In  establishing   the  Committee's   discretion,   authority  and
responsibility, it is the Company's intention to grant the Committee the broadest possible powers to interpret and administer the Plan so that maximum deference is given to all Committee decisions under or relating to the Plan. It shall be the duty of the Committee to notify the Trustee in writing of the amount of any benefit which shall be due to any Participant and in what form and when such benefit is to be paid.

     11.04 Actions by the Committee or a Subcommittee. The majority of the members of the Committee, but no fewer than two, or a subcommittee established pursuant to Section 11.02(f) (a "subcommittee") shall constitute a quorum for the transaction of business at any meeting. Resolutions or other actions made or taken by the Committee or subcommittee shall require the affirmative vote of a majority of the members of the Committee or subcommittee attending a meeting, or by a majority of members in office by writing without a meeting. Notwithstanding the foregoing, any two members of a subcommittee may act as the subcommittee without a meeting or notice of a meeting.

     11.05 Action Taken in Good Faith. To the extent permitted by the Act, the members of the Committee, the Employer and its officers and directors shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by an actuary, upon all certificates and reports made by any accountant or by the Trustee, upon all opinions given by any legal counsel selected or approved by the Committee, and upon all opinions given by any investment adviser selected or approved by the Committee, and the members of the Committee, the Employer and its officers and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such tables, valuations, certificates, reports, opinions or other advice of any actuary, accountant, trustee, investment adviser or legal counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and Employees.

     11.06 Benefit Application and Claims Procedure.

     (a) A Participant or Beneficiary shall apply for benefits by filing with the Committee a signed, written request specifically identifying the benefits requested and describing all facts and circumstances entitling him or her to payment.

     (b) Within ninety days after receipt of such application, the Committee shall notify the applicant of its decision. If special circumstances require an extension of time, the Committee shall notify the applicant of such circumstances within ninety days after receipt of the application, and the Committee shall thereafter notify the applicant of its decision within 180 days after receipt of the application. If the application is denied in whole or in part, the Committee's notice of denial shall be in writing and shall state:

     (1) the specific reasons for denial with specific reference to pertinent Plan provisions upon which the denial was based;

     (2) a description of any additional materials or information necessary for the applicant to perfect his or her claim and an explanation of why the materials or information are necessary; and

     (3) an explanation of the Plan's claim review procedure.

     (c) During the sixty-day period following an applicant's receipt of a notice of denial of his or her application for benefits, the applicant or his or her duly authorized representative may review pertinent documents and within sixty (60) days submit a written request to the Committee for an appeal of the denial. An applicant requesting an appeal, or his or her duly authorized representative, may submit issues and comments in writing to the Committee. The Committee shall consider the merits of the applicant's presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant; and shall render a decision as to the merit of the appeal and the claim. Within sixty (60) days after receipt of the request for appeal, the Committee shall issue a written decision to the applicant. If special circumstances require an extension of time, the Committee shall issue a written decision no later than 120 days after receipt of the request for appeal. The Committee's decision shall include specific reasons for the decision, written in a manner calculated to be understood by the applicant, and contain specific references to the pertinent Plan provisions upon which the decision is based.

     11.07 Allocation of Responsibilities. The description of the responsibilities and powers of the Committee and the description of the responsibilities of the Trustee contained in the foregoing provisions of this Article shall constitute, for purposes of the Act, procedures for allocating responsibilities, operation and administration of the Plan among the named fiduciaries.

                                  ARTICLE XII

                           THE TRUST FUND AND TRUSTEE

     12.01 Existence of Trust. The Plan Sponsor has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in this Plan.

     12.02 Exclusive Benefit Rule. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries under this Plan, or the payment of reasonable administrative expenses. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement or both.

     12.03 Removal of Trustee. The Board of Directors of the Plan Sponsor may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Board of Directors shall appoint a successor Trustee(s).

     12.04 Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, or to control and disburse the funds as at that time shall be set forth in the Trust Agreement or this Plan. Any Trust Agreement may also provide that the investment and reinvestment of the Trust Fund, or any part thereof may be carried out in accordance with directions given to the Trustee by any Investment Manager or Investment Managers who may be appointed by the Committee.

     12.05 Integration of Trust. The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

                                  ARTICLE XIII

                            AMENDMENT AND TERMINATION

     13.01 Right to Amend. The Plan Sponsor reserves the right at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary, to bring the Plan into conformity with regulations promulgated under the Code or ERISA which must be complied with so that the Plan and Trust Fund may continue to remain qualified and to preserve the tax exempt status of the Trust. No modification or amendment shall make it possible for Trust assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries. Notwithstanding the foregoing, the Appendices may be amended without Board of Director approval to reflect changes in Plan terms negotiated through collective bargaining.

     An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's accrued benefit, except to the extent permitted under Section 412(c)(8) of the Code, and may not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment shall be deemed to reduce or eliminate Code Section 411(d)(6) protected benefits if the amendment has the effect of either (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations) or (b) except as provided by Treasury regulations, eliminating an optional form of benefit. The Plan Administrator must disregard any amendment to the extent that application of the amendment would fail to satisfy this paragraph. If the Plan Administrator disregards an amendment because the amendment would violate clause (a) or clause (b), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

     The Plan Sponsor may amend the Plan by adding overriding plan language where such language is necessary to satisfy Sections 415 or 416 of the Code because of the required aggregation of multiple plans under those Sections.

     13.02 Right to Terminate. The Plan Sponsor may, by action of its Board of Directors, terminate the Plan and the Trust.

     13.03 Vesting upon Termination or Partial Termination.

     (a) If the Plan is terminated by the Plan Sponsor or its contributions to the Trust are completely discontinued, the Accounts of Participants as of the date of termination or complete discontinuance of contributions shall immediately become nonforfeitable.

     (b) In the  event a  partial  termination  occurs,  the  Accounts  of those
Participants   affected  shall  become  nonforfeitable  and  shall  be  held  or distributed in accordance with the provisions of Article IX.

     (c) For purposes of this Section 13.03, a Participant who separates from service and is paid his vested benefits prior to the date of termination or partial termination shall not become further vested, even if the Plan terminates before the Participant incurs five consecutive Breaks in Service. However, a partially vested Participant who terminates employment, who is not paid out of the Plan, and who will not suffer a Forfeiture of nonvested benefits until he incurs five consecutive Breaks in Service shall be fully vested in his Accounts to the extent funded if the termination or partial termination occurs prior to his incurring five consecutive Breaks in Service.

     13.04 Distributions upon Termination. If the Plan is terminated and if the Employer does not establish a successor plan, the interest of each Participant shall either be distributed according to the options available in Section 9.01 or shall continue to be held in Trust at the discretion of the Plan Administrator until such time as the amount otherwise becomes distributable to the Participant upon death, retirement, disability or severance from employment.

     13.05 Merger. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to any other plan qualified under Code Section 401, the terms of such merger, consolidation or transfer shall be such that each Participant in the Plan would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which such Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

                                  ARTICLE XIV

                              TOP HEAVY PROVISIONS

     14.01 Top Heavy Provisions. The Plan shall meet the requirements of Section 416 of the Code and regulations thereunder. Pursuant to Section 416(i)(4) of the Code, the minimum contributions and vesting requirements for top-heavy plans shall not be applicable to the Plan, which is for the benefit of Employees covered under collective bargaining agreements.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     15.01 Prohibition Against Diversion. Except as required under the terms of a Qualified Domestic Relations Order (described in Section 15.08 below) there shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants and their Beneficiaries.

     15.02 Prudent Man Rule. For purposes of Part 4 of Title I of ERISA, the Employer, the Trustee, and the Plan Administrator shall each be Fiduciaries and shall each discharge their respective duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of any parties pursuant to Article XI of the Plan are "duties" of the Employer for purposes of this Section.

     15.03 Responsibilities of Parties. The Employer shall be responsible for the administration and management of the Plan except for those duties specifically allocated to the Trustee or Plan Administrator. The Trustee shall have exclusive responsibility for the management and control of the assets of the Plan, except for the investment of assets directed by Plan Participants pursuant to the terms of the Trust Agreement. The Plan Administrator shall have exclusive responsibility for all matters specifically delegated to it by the Employer in the Plan.

     15.04 Reports Furnished Participants. The Plan Administrator shall furnish to each Plan Participant, and to each Beneficiary receiving benefits under the Plan, within the time limits specified in the Code and ERISA, each of the following:

     (a) a summary plan description and periodic revisions;

     (b) notification of amendments to the Plan; and

     (c) a summary annual report which summarizes the annual report filed with the Department of Labor.

     15.05 Reports Available to Participants. The Plan Administrator shall make copies of the following documents available at the principal office of the Employer for examination by any Plan Participant or Beneficiary:

     (a) the Plan and Trust Agreement; and

     (b) the latest annual report.

     15.06 Reports Upon Request. The Plan Administrator shall furnish to any Plan Participant or Beneficiary who so requests in writing, once during any twelve-month period, a statement indicating, on the basis of the latest available information:

     (a) his total benefits accrued, and

     (b) the nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable.

     The Plan Administrator shall also furnish to any Plan Participant or Beneficiary who so requests in writing, at a reasonable charge to be prescribed by regulation of the Secretary of Labor, any document referred to in Section 15.05.

     15.07 Merger or Consolidation of Plan Sponsor. In the event of the dissolution, merger, consolidation or reorganization of the Plan Sponsor, provision may be made by which the Plan and Trust will be continued by the successor, and, in that event, such successor shall be substituted for the Plan Sponsor under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Plan Sponsor under this Plan.

     15.08 Non-Alienation or Assignment. Except as may be otherwise permitted or required by law, none of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process whatsoever. Neither a Participant nor his Beneficiaries may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. If any Participant or Beneficiary shall become bankrupt or attempt to anticipate, sell, alienate, transfer, pledge, assign, encumber, or change any benefit specifically provided for herein, or if a court of competent jurisdiction enters an order purporting to subject such interest to the claim of any creditor, then such benefit shall be terminated and the Trustee shall hold or apply such benefit to or for the benefit of such Participant or Beneficiary in such manner as the Plan Administrator, in its sole discretion, may deem proper under the circumstances.

     Notwithstanding the above, the Plan Administrator and Trustee shall comply with any "domestic relations order" (as defined in Section 414(p)(1)(B) of the
Code)  which  is  a  "Qualified   Domestic   Relations  Order"   satisfying  the
requirements of Section 414(p) of the Code. The Plan Administrator shall establish procedures for (a) notifying Participants and alternate payees who have or may have an interest in benefits which are the subject of domestic relations orders, (b) determining whether such domestic relations orders are Qualified Domestic Relations Orders under Section 414(p) of the Code, and (c) distributing benefits which are subject to Qualified Domestic Relations Orders. As permitted by Section 1.401(a)-13(g)(3) of the Treasury Regulations, a Qualified Domestic Relations Order may provide that any amount to be distributed to an alternate payee may be distributed immediately even though the Participant is not yet entitled to a distribution under the Plan.

     15.09 Plan Continuance Voluntary. Although it is the intention of the Plan Sponsor that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Plan Sponsor, and the continuance of the Plan and the payments thereunder are not to be assumed as a contractual obligation of the Plan Sponsor.

     15.10 Suspension of Contributions. The Plan Sponsor specifically reserves the right, in its sole and absolute discretion, to modify or suspend contributions to the Plan (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time the contributions under this Plan.

     15.11 Payments to Minors and Others. In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, or any other Participant or Beneficiary who, in the opinion of the Plan Administrator, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, then the Plan Administrator, in his sole, absolute, and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt by such guardian, committee, relative, or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

     15.12 Unclaimed Benefits. If any benefits payable to, or on behalf of, a Participant are not claimed within a reasonable period of time from the date of entitlement, as determined by the Plan Administrator, and following a diligent effort to locate such person, the Plan Administrator shall file a Form SSA or any successor form with the annual report for the appropriate Plan Year with respect to such Participant. If the Participant or his Beneficiary or Contingent Beneficiary does not file a claim for benefits prior to the last Valuation Date of the Plan Year during which such Participant's 72nd birthday occurs, such Participant shall be presumed dead and the post-death benefits, if any, under this Plan shall be paid to his Beneficiary if he is then living and can be located following a diligent search, or to the person or persons specified under
Section 8.04 if the Beneficiary is not then living or cannot be located.

     15.13 Amendment of Former Vesting Schedule.

     (a) Election of Former Vesting Schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's vested interest under the Plan, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage of his Accounts computed under the Plan without regard to such amendment or change. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following date:

     (1) the date which is 60 days after the date the amendment is adopted;

     (2) the date which is 60 days after the day the Plan amendment becomes effective; or

     (3) the date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

     Such election shall be available only to an individual who is a Participant at the time such election is made, and such election shall be irrevocable.

     (b) No Divestiture By Reason of Amendment. If the vesting schedule of this Plan is amended the nonforfeitable percentage of a Participant's Accounts (determined as of the later of the date such amendment is adopted or becomes effective) shall be at least the nonforfeitable percentage computed under the Plan as of the later of such dates without regard to the amendment.

     15.14 Indemnification. The Employer hereby agrees to indemnify any current or former Employee or member of the Board of Directors to the full extent of any expenses, penalties, damages, or other pecuniary loss which such current or former Employee or member of the Board of Directors may suffer as a result of his responsibilities, obligations, or duties in connection with the Plan or fiduciary activities actually performed in connection with the Plan. Such indemnification shall be paid by the Employer to the current or former Employee or member of the Board of Directors to the extent that fiduciary liability insurance is not available to cover the payment of such items, but in no event shall such items be paid out of Plan assets.

     Notwithstanding the foregoing, this indemnification agreement shall not relieve any current or former Employee or member of the Board of Directors serving in a fiduciary capacity of his fiduciary responsibilities and liabilities to the Plan for breaches of fiduciary obligations, nor shall this agreement violate any provision of Part 4 of Title I of ERISA as it may be interpreted from time to time by the United States Department of Labor and any court of competent jurisdiction.

     15.15 Agreement Not An Employment Contract. This Plan shall not be deemed to constitute a contract between the Plan Sponsor (or any other Employer) and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

     15.16 Governing Law. This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia.

     15.17 Headings Not Part of Agreement. Headings of sections and subsections of the Plan are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction thereof.

     IN WITNESS WHEREOF, the Plan Sponsor has caused this Agreement to be executed this the ______ day of ___________________, 2002.

                                                  PLAN SPONSOR:

                                                  Oldcastle Architectural, Inc.

ATTEST:

By:_________________________                      By:___________________________
Title:______________________                      Title:________________________

           OLDCASTLE ARCHITECTURAL, INC. UNION EMPLOYEES' 401(k) PLAN

                                   APPENDIX A

                        Thomasville Local 7343 Employees

     The following provisions apply with respect to Employees of the Employer who are covered by a collective bargaining agreement between the United Steelworkers of America, AFL-CIO, Local Union Number 7343 ("Thomasville Local 7343") and the Employer at the Employer's Bonsal American, Inc. Thomasville, Pennsylvania facility.

                                    ARTICLE I

     "Applicable Waiting Period" shall mean completion of the earliest of the following:


     (a)500 Hours of Service during the consecutive six (6) month period of employment measured from the date the Employee first performs an Hour of Service, or

     (b)a Year of Service.

     Notwithstanding the above, if an Eligible Employee is employed by the Employer on October 1, 2002, the Applicable Waiting Period for such Eligible Employee shall be three (3) months of continuous service, without regard to Hours of Service.

     "Basic Compensation" shall mean the Participant's total Form W-2 Compensation from the Employer during the Plan Year for Services rendered, such as wages, salary, overtime, commissions, bonuses and other remuneration that is reportable to the federal government for the purpose of withholding federal income taxes. Notwithstanding the above, the following will be excluded from the definition of Basic Compensation: (1) bonuses, commissions or any incentive compensation paid to a Participant whose base salary exceeds $75,000; (2) bonuses or incentive compensation scheduled to be paid to a Participant more frequently than once during a Plan Year; (3) commissions paid to a Participant, but only if such commissions are based on profits or sales volume; and (4) all stock options granted to a Participant.

     (a) Basic Compensation shall also include any elective deferral contributions under Code Section 402(g)(3), contributions and elective deferrals under Code Sections 125 or 457, and other elective deferral amounts included under Code Section 415(c)(3)(D).

     (b) For a Participant's first year of participation, Basic Compensation shall be recognized as of the date the Participant enters the Plan.

     "Eligible   Employee"   shall  mean  any   Employee  who  is  eligible  for
participation pursuant to the terms of a collective bargaining agreement between Thomasville Local 7343 and the Employer.

     "Normal Retirement Date" shall be the first day of the month coincident with or next following the date the Participant attains age 65.

     "Participation Date" shall mean the day following the date the Employee satisfies the eligibility requirements of Section 2.01.

     There is no "Transferor Plan" for the purposes of this Appendix A.

                                   ARTICLE II

     Schedule 2.01(b) The minimum age requirement for participation in the Plan is age 21.

     Schedule 2.04 There is no requirement that an Eligible Employee participate in this Plan.

                                   ARTICLE III

     Schedule 3.01 Effective October 1, 2002, Eligible Employees who have met the eligibility requirements of Section 2.01 shall be entitled to make Deferral Contributions to the Plan.

     Schedule 3.03(a) The deferral amount shall not exceed 15% of Basic Compensation.

     Schedule  3.03(c)(2)  Participants may change their deferral elections once
per  Plan  Year  quarter.   Such  change  will  become   effective  as  soon  as
administratively feasible after such election.

     Schedule 3.03(c)(5) Distributions may, subject to the rules of Article IX, be made from a Participant's Deferral Contribution Account upon the occurrence of any of the following events:

     i. severance  from  employment;
    ii. attainment  of  age  59  1/2;
   iii. determination that the Participant is Totally and  Permanently Disabled;
    iv. death; or
     v. a hardship, following a request and determination by the Committee that such request meets the requirements of Regulation Section 1.401(k)-1(d)(2).

     Schedule  3.05  Effective  October  1,  2002,   Participants   meeting  the
requirements of Section 3.05 of the Plan, may make Catch-up Contributions to the Plan.

                                   ARTICLE IV

     Schedule 4.02 The Company shall make an Employer Matching Contribution equal to a percentage of the deferral contribution made under Section 3.03(a) in accordance with the following schedule:

     Percentage of Deferral Contribution     Percentage of Matching Contribution

     Up to 6% of Basic Compensation                       50%
     Above 6% of Basic Compensation                        0%

     Notwithstanding the foregoing, Thomasville Local 7343 and the Employer may agree to a different Employer Matching Contribution Schedule under the terms of a collective bargaining agreement, and in such event, the agreed upon schedule shall be substituted for the above.

     Schedule 4.05 and 4.06 The Employer shall make and allocate Employer Contributions to the Plan such that the Employer Contributions allocated to each eligible Participant covered under the Thomasville Local 7343 agreement shall be equivalent to the discretionary employer contributions made to the Oldcastle Architectural Products Group 401(k) and Profit Sharing Plan for non-union employees located at Bonsal American, Inc. Thomasville, Pennsylvania.

                                    ARTICLE V

     Schedule 5.02 Participants are not entitled to make Nondeductible Employee Contributions.

                                   ARTICLE VI

     Schedule  6.02(a)  Employer  Matching  Contributions  shall be allocated to
Participants' Employer Matching Contribution Accounts at the same time as Participants' Deferral Contribution Accounts are credited with deferrals.

     Schedule 6.02(b) Any Employer Contributions shall be contributed no later than the time prescribed by the Internal Revenue Code. Such contributions shall be allocated as soon as administratively feasible to the Employer Contributions Account.

     Schedule 6.02(c) Any Qualified Nonelective Deferral Contributions, as defined in Section 3.01(e), the Employer makes shall be made as soon as administratively feasible after a determination by the Administrative and Investment Committee that such contributions are appropriate.

                                  ARTICLE VIII

     Schedule  8.06(a)  A  Participant's   Employer  Contributions  Account  and
Employer Matching Contributions Account shall become vested according to the following schedule:

        Completed                 Nonforfeitable         Forfeitable
     Years of Service          Vesting Percentage        Percentage
================================================================================
     Less than 1                          0%                100%
     1 but less than 2                   20%                 80%
     2 but less than 3                   40%                 60%
     3 but less than 4                   60%                 40%
     4 but less than 5                   80%                 20%
     5 or more                          100%                  0%

     Notwithstanding the foregoing, a Participant's Employer Contributions Account and Employer Matching Contributions Account shall become 100% vested upon death, attainment of Normal Retirement Age, or the Participant becoming Totally and Permanently Disabled.

                                   ARTICLE IX

     Schedule 9.01 The normal form of benefit shall be a lump sum, which shall be the only form of benefit allowed under the Plan.

                                    ARTICLE X

     Schedule 10.01 Hardship withdrawals are available under the Plan.

     Schedule 10.02 In-service distributions upon attainment of age 59 1/2 are allowed under the Plan.

     Schedule 10.04 Loans are available under the Plan.

       OLDCASTLE ARCHITECTURAL PRODUCTS GROUP UNION EMPLOYEES' 401(k) PLAN

                                   APPENDIX B

                            Lee Local D-132 Employees

     The following provisions apply with respect to Employees of the Employer who are covered by a collective bargaining agreement between the United Cement, Lime and Gypsum, Division of International Brotherhood of Boilermakers, Local Union Number D-132 ("Lee Local D-132") and the Employer at the Employer's Bonsal American, Inc. Lee, Massachusetts facility.

                                    ARTICLE I

     "Applicable Waiting Period" shall mean completion of the earliest of the following:


     (a)500 Hours of Service during the consecutive six (6) month period of employment measured from the date the Employee first performs an Hour of Service, or

     (b)a Year of Service.

     Notwithstanding the above, if an Eligible Employee is employed by the Employer on October 1, 2002, the Applicable Waiting Period for such Eligible Employee shall be three (3) months of continuous service, without regard to Hours of Service.

     "Basic Compensation" shall mean the Participant's total Form W-2 Compensation from the Employer during the Plan Year for Services rendered, such as wages, salary, overtime, commissions, bonuses and other remuneration that is reportable to the federal government for the purpose of withholding federal income taxes. Notwithstanding the above, the following will be excluded from the definition of Basic Compensation: (1) bonuses, commissions or any incentive compensation paid to a Participant whose base salary exceeds $75,000; (2) bonuses or incentive compensation scheduled to be paid to a Participant more frequently than once during a Plan Year; (3) commissions paid to a Participant, but only if such commissions are based on profits or sales volume; and (4) all stock options granted to a Participant.

     (a) Basic Compensation shall also include any elective deferral contributions under Code Section 402(g)(3), contributions and elective deferrals under Code Sections 125 or 457, and other elective deferral amounts included under Code Section 415(c)(3)(D).

     (b) For a Participant's first year of participation, Basic Compensation shall be recognized as of the date the Participant enters the Plan.

     "Eligible   Employee"   shall  mean  any   Employee  who  is  eligible  for
participation pursuant to the terms of a collective bargaining agreement between Lee Local 7343 and the Employer.

     "Normal Retirement Date" shall be the first day of the month coincident with or next following the date the Participant attains age 65.

     "Participation Date" shall mean the day following the date the Employee satisfies the eligibility requirements of Section 2.01.

     There is no "Transferor Plan" for the purposes of this Appendix B.

                                   ARTICLE II

     Schedule 2.01(b) The minimum age requirement for participation in the Plan is age 21.

     Schedule 2.04 There is no requirement that an Eligible Employee participate in this Plan.

                                   ARTICLE III

     Schedule 3.01 Effective October 1, 2002, Eligible Employees who have met the eligibility requirements of Section 2.01 shall be entitled to make Deferral Contributions to the Plan.

     Schedule 3.03(a) The deferral amount shall not exceed 15% of Basic Compensation.

     Schedule  3.03(c)(2)  Participants may change their deferral elections once
per  Plan  Year  quarter.   Such  change  will  become   effective  as  soon  as
administratively feasible after such election.

     Schedule 3.03(c)(5) Distributions may, subject to the rules of Article IX, be made from a Participant's Deferral Contribution Account upon the occurrence of any of the following events:

     i.  severance  from  employment;
    ii.  attainment  of  age  59  1/2;
   iii.  determination that the Participant is Totally and Permanently Disabled;
    iv.  death; or
     v. a hardship, following a request and determination by the Committee that such request meets the requirements of Regulation Section 1.401(k)-1(d)(2).

     Schedule  3.05  Effective  October  1,  2002,   Participants   meeting  the
requirements of Section 3.05 of the Plan, may make Catch-up Contributions to the Plan.

                                   ARTICLE IV

     Schedule 4.02 The Company shall make an Employer Matching Contribution equal to a percentage of the deferral contribution made under Section 3.03(a) in accordance with the following schedule:

     Percentage of Deferral Contribution     Percentage of Matching Contribution

     Up to 6% of Basic Compensation                        50%
     Above 6% of Basic Compensation                         0%

     Notwithstanding the foregoing, Lee Local D-132 and the Employer may agree to a different Employer Matching Contribution Schedule under the terms of a collective bargaining agreement, and in such event, the agreed upon schedule shall be substituted for the above.

     Schedule 4.05 and 4.06 The Employer shall make and allocate Employer Contributions to the Plan such that the Employer Contributions allocated to each eligible Participant covered under the Lee Local D-132 agreement shall be equivalent to the discretionary employer contributions made to the Oldcastle Architectural Products Group 401(k) and Profit Sharing Plan for non-union employees located at Bonsal American, Inc. Lee, Massachusetts.

                                    ARTICLE V

     Schedule 5.02 Participants are not entitled to make Nondeductible Employee Contributions.

                                   ARTICLE VI

     Schedule  6.02(a)  Employer  Matching  Contributions  shall be allocated to
Participants' Employer Matching Contribution Accounts at the same time as Participants' Deferral Contribution Accounts are credited with deferrals.

     Schedule 6.02(b) Any Employer Contributions shall be contributed no later than the time prescribed by the Internal Revenue Code. Such contributions shall be allocated as soon as administratively feasible to the Employer Contributions Account.

     Schedule 6.02(c) Any Qualified Nonelective Deferral Contributions, as defined in Section 3.01(e), the Employer makes shall be made as soon as administratively feasible after a determination by the Administrative and Investment Committee that such contributions are appropriate.

                                  ARTICLE VIII

     Schedule  8.06(a)  A  Participant's   Employer  Contributions  Account  and
Employer Matching Contributions Account shall become vested according to the following schedule:

             Completed            Nonforfeitable              Forfeitable
         Years of Service       Vesting Percentage            Percentage
================================================================================
         Less than 1                      0%                    100%
         1 but less than 2               20%                     80%
         2 but less than 3               40%                     60%
         3 but less than 4               60%                     40%
         4 but less than 5               80%                     20%
         5 or more                      100%                      0%

     Notwithstanding the foregoing, a Participant's Employer Contributions Account and Employer Matching Contributions Account shall become 100% vested upon death, attainment of Normal Retirement Age, or the Participant becoming Totally and Permanently Disabled. ARTICLE IX

     Schedule 9.01 The normal form of benefit shall be a lump sum, which shall be the only form of benefit allowed under the Plan.

                                    ARTICLE X

     Schedule 10.01 Hardship withdrawals are available under the Plan.

     Schedule 10.02 In-service distributions upon attainment of age 59 1/2 are allowed under the Plan.

     Schedule 10.04 Loans are available under the Plan.